Exhibit 10.1

LICENSE, DEVELOPMENT, COMMERCIALISATION AND COOPERATION
AGREEMENT

By and between

ALMIRALL PRODESFARMA, S.A.
and
FOREST LABORATORIES HOLDINGS LIMITED

Dated: April 7, 2006

This LICENSE, DEVELOPMENT, COMMERCIALISATION AND COOPERATION AGREEMENT (this "Agreement"), dated as of April 7, 2006, is entered by and between ALMIRALL PRODESFARMA, S.A. ("ALMIRALL"), a Spanish corporation having its principal place of business at Ronda General Mitre 151, 08022 Barcelona, Spain, acting in its own name and on behalf of its Affiliates and FOREST LABORATORIES HOLDINGS LIMITED ("FOREST"), an Irish corporation having its principal offices at Milner House, 18 Parliament Street, Hamilton, HM11, Bermuda, acting in its own name and on behalf of its Affiliates (ALMIRALL and FOREST shall be referred to herein individually as a "Party" and collectively as the "Parties").

WITNESSETH

WHEREAS ALMIRALL holds or controls certain rights on patents (including patent applications) in various countries throughout the world which cover LAS 34273, a chemical compound with therapeutic properties for human use, and/or pharmaceutical products containing such compound and/or methods for the manufacture of the same;
WHEREAS ALMIRALL intends to develop and commercialise LAS 34273 as pharmaceutical products all over the world, including in a fixed combination with the compound Formoterol (INN) in order to create a Combination Product;
WHEREAS FOREST is interested in participating in the development and commercialisation of LAS 34273 and the Combination Product
WHEREAS the main objectives of the Parties within the scope of this Agreement are (i) to establish a collaboration to develop and commercialise LAS 34273, both as monotherapy (as a pharmaceutical product containing it as sole active ingredient) and in combination with Formoterol in the US; and (ii) to assist in the facilitation of the entry of ALMIRALL's Affiliate in the US into the pharmaceutical market in the US, in furtherance of the collaboration contemplated hereby; and
WHEREAS, the Parties acknowledge that by combining their intellectual property, expertise and other resources, in addition to the Intellectual Property rights of ALMIRALL, the Parties shall be able to more successfully and efficiently develop and commercialise the Products;
NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1

DEFINITIONS

For the purpose of this Agreement and unless otherwise required by the context, the capitalised words and expressions listed below shall have the meaning set forth beside each of them, being understood that words denoting the singular include the plural and vice versa:

1.1.	Additional Combination Products shall mean any a fixed combination of LAS 34273 and, at least, one APPC in the Field.

1.2.	Additional Indications shall mean any indication within the Field other than those set out in the Development Plan as at the date of signature of this Agreement.

1.3.	AE Agreement shall mean the Adverse Event Reporting Agreement to be entered into by the Parties promptly after the Effective Date in accordance with Section 8.1.

1.4.
Affiliate shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses the power to direct or cause the direction of the management, business and policies of such Person, whether through the ownership of more than fifty per cent (50%) of the voting securities of such Person, by contract or otherwise.

1.5.	Agreement shall have the meaning set out in the Preamble.

1.6.	ALMIRALL shall have the meaning set out in the Preamble.

1.7.
ALMIRALL Patent Rights shall mean any and all patents and patent applications which as of the Effective Date and/or during the Term are licensed to or owned by ALMIRALL or its Affiliates and that contain at least one Valid Claim that encompasses or embraces LAS 34273, a Combination Product, a Formulation, a Product, any Additional Indications or Product Improvements, or the manufacture or use of any of the foregoing, including without limitation, any continuations, divisionals, continuations-in-part, re-examinations, reissues, substitutions, confirmations, registrations, re-validations, patents of addition, patent term extensions and supplementary protection certificates. ALMIRALL Patent Rights include, without limitation, the specific patents and patent applications listed in Schedule B.

1.8.	ALMIRALL Percentage shall mean the percentage of ALMIRALL promotional efforts set forth in the Marketing Plan, provided that the ALMIRALL Percentage shall not be more than [***].

1.9.
ALMIRALL Trademark Rights shall mean those trademarks registered in the Territory in the name of ALMIRALL, or those trademarks registered in the name of FOREST and which will be assigned, free of any charge, to ALMIRALL, before commercialization of the Product under any such trademarks in the Territory, in each case which trademarks have been approved by the Parties for use in the marketing and commercialization of the Product in the Territory (except for the trademark to be used for the Device which shall be the global one selected by ALMIRALL, with input from FOREST).

1.10.
Ancillary Agreements shall mean any other agreements between the Parties and/or their Affiliates pertaining to the Development, manufacture, distribution, marketing or sale of the Product in the Territory during the Term, including without limitation the AE Agreement.

1.11.	APPC shall mean any ALMIRALL's proprietary pharmaceutical compound in the Field, other than LAS 34273, which ALMIRALL intends to develop as an Additional Combination Product.

1.12.
Approval Application shall mean the submission to the relevant Governmental Authority of an appropriate application seeking any approval (including Price Approvals, if applicable), registration, license or authorisation from any Governmental Authority required for the manufacture, Development, Co-Promotion, Co-Marketing, Co-Branding, distribution, sale, storage or transport of the Product in the Territory, and shall include, without limitation, a marketing authorisation application, supplementary application or variation thereof, Price Approval, NDA or any equivalent applications in the Territory.

1.13.
Approval shall mean any approval (including Price Approvals if applicable), registration, license or authorisation from any Governmental Authority required for the manufacture, Development, Co-Promotion, distribution, sale, storage or transport of the Product in the Territory, and shall include, without limitation, an approval, registration, license or authorisation granted in connection with any Approval Application.

1.14.	Brand Team or BT shall mean the joint committee established by the Parties or their local Affiliates in the Territory pursuant to Section 4.7.

1.15.	Business Day shall mean any day on which the offices of both of ALMIRALL and FOREST are normally scheduled to be open for business, as indicated on their respective corporate calendars.

1.16.
Change of Control shall mean, with respect to either Party, any of the following events: (i) any Person other than an existing Affiliate as at the date of this Agreement becomes the beneficial owner (as such term is used in Sections 12(d) and 13(d) of the US Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all classes of capital stock then outstanding of such Party normally entitled to vote in elections of directors; (ii) such Party (or an Affiliate which controls a Party as at the date of this Agreement) consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Party, in either event pursuant to a transaction in which more than 50% of the total voting power of all classes of capital stock then outstanding of such Party normally entitled to vote in elections of directors is changed into or exchanged for cash, securities or other property; or (iii) such Party conveys, transfers or leases all or substantially all of its assets to any Person. In no event shall a reorganisation within the group of companies which are Affiliates of each Party as at the date of this Agreement constitute a change of control.

1.17.	CMC shall mean Chemistry Manufacturing Control.

1.18.	Combination Product(s) shall mean a pharmaceutical inhaler containing a fixed dose combination of LAS 34273 with the compound Formoterol (INN).

1.19.
Committees shall mean the Joint Development Committee, the Joint Marketing Committee (and its sub-committee, the Brand Team) and the Joint Manufacturing and Supply Committee, and any other committees that may be established by the Parties under this Agreement.

1.20.	Commercial Year shall mean each consecutive twelve (12) month period commencing with the first day of the calendar quarter in which the First Commercial Sale occurs.

1.21.
Commercially Reasonable Efforts means the level of efforts required to carry out an obligation in a sustained manner consistent with the efforts a pharmaceutical company devotes to a product of similar market potential, profit potential or strategic value, based on market conditions then prevailing (including, without limitation, the extent of market exclusivity then reasonably expected), consistent with the exercise of appropriate scientific and/or business judgment in accordance with generally accepted practices in the pharmaceutical industry. Commercially Reasonable Efforts shall be determined without regard to the particular circumstances of a Party, including any other product opportunities of such Party. The phrase "commercially reasonable" shall be construed in a corresponding manner.

1.22.	Competing Product shall mean any [***]

1.23.
Confidential Information shall mean all information or materials possessed or developed by either FOREST or ALMIRALL or their respective Affiliates, whether developed before or after the date of signature of this Agreement, in relation to Development, promotion, marketing, distributing and selling of any Product(s) hereunder, including, without limitation, information or materials on substances, Formulations, techniques, inhalation device and other technology, equipment, data, reports, know-how, sources for supply, patent position and business plans, Product Improvements and/or Additional Indications.

1.24.	Contract Sales Force shall mean the services of sales representatives employed by a Third Party as a contract sales force.

1.25.	COPD shall mean the medical indication of chronic obstructive pulmonary disease.

1.26.	Co-Promotion shall mean the joint marketing and promotion of the Product by the Parties, or their respective Affiliates, under the same trademark in the Territory provided for by Section 2.1(d).

1.27.	Co-Promotion Rights shall have the meaning set forth in Section 2.1(d).

1.28.	Cost of Bulk Active Ingredient shall have the meaning set out in Section 6.2.

1.29.	Cost of Products shall have the meaning set out in Section 6.6.

1.30.
Detail shall mean a face-to-face meeting in an individual or group practice setting, between a professional sales representative of FOREST or ALMIRALL, or their respective Affiliates, during which a Primary Product Presentation or a Secondary Product Presentation is made to a Professional relating to the Product; provided  that such meeting is consistent with and in accordance with the procedures and policies customarily employed by such Party's sales force responsible for performing such activities for the majority of its other major marketed pharmaceutical products, consistently applied.

1.31.
Develop shall mean to engage in all research and/or development activities to be performed until Launch (including, without limitation, pre-clinical and clinical trials and any applicable manufacturing activities) to obtain a Product that shall be able or suitable to be commercialised in a competitive way in the Territory and the European Union, or to have any of those activities performed, and Development shall have a corresponding meaning.

1.32.	Development Budget shall mean the budget(s) included in the Development Plan developed by FOREST and ALMIRALL, as updated or amended by the Joint Development Committee.

1.33.
Development Costs shall mean all direct external costs actually incurred by FOREST or ALMIRALL, or their respective Affiliates pursuant to the Development Plan and Development Budget approved by the Joint Development Committee, including without limitation, any such costs and expenses related to approved Additional Indications, Combination Products and/or Product Improvements within the scope of the Development Plan, as the same may be updated or amended in accordance herewith. Development Costs shall also include directly allocable internal costs (including directly allocable overheads but not including general or administrative overheads) incurred by a Party in performing discrete Development Activities (such as clinical site monitoring and data analysis) provided that such costs are competitive with costs charged by qualified external providers of comparable Development Activities. In addition, Development Costs shall include such directly allocable internal costs to be charged on an FTE basis for specific Development activities as to which the Joint Development Committee has (i) agreed to perform such activities through internal resources, (ii) agreed upon the relevant FTE's required and the associated FTE costs applicable to each such category of FTE and (iii) established a budget for such activities. Development Costs shall be calculated and accounted for on a basis consistent with a Party's standard cost accounting for pharmaceutical development activities generally and in accordance with GAAP, in each case as consistently applied.

1.34.
Development Plan shall mean the development plan set forth as Schedule A hereto, as updated or amended in accordance herewith, which has been designed by the Parties with a view to obtain Approval in both the Territory and in the European Union with the intent to avoid any unnecessary redundant work, the Parties using the same Development activities to the extent practicable.

1.35.	Device shall mean any inhalation device under Development or for use with a Product.

1.36.	Effective Date shall mean the date of execution and signature of this Agreement.

1.37.	EMEA shall mean the European Medicines Evaluation Agency or any successor agency thereto.

1.38.	European Union shall mean the then current European Union Member States.

1.39.	Excluded Indications shall mean any such indications outside the Field utilizing a dosage form not readily substitutable for the Product.

1.40.	Exclusivity Period End shall mean [***]

1.41.	FDA shall mean the United States Food and Drug Administration or any successor agency thereto.

1.42.	Field shall mean all indications and uses in the treatment of respiratory disorders in humans.

1.43.	Final Approval shall mean receipt by FOREST of the official Approval letter from the FDA approving the marketing and sale of a Product in the Territory under an NDA or supplemental NDA, as applicable.

1.44.
Formulation shall mean any pharmaceutical composition containing LAS 34273 as monotherapy or in fixed dose combination with Formoterol, developed by or on behalf of the Parties (or one of them) for use in a Monotherapy Product or a Combination Product.

1.45.
GAAP shall mean, in the case of ALMIRALL, International Accounting Standards ("IAS") as published by the International Accounting Standards Committee and in the case of FOREST, US Generally Accepted Accounting Principles, in each case consistently applied by a Party.

1.46.
Generic Combination Products shall mean any products in the Field which contain a fixed combination of LAS 34273 with one or several compounds, which compounds are not covered by composition-of-matter patents in the Territory.

1.47.	Global Manager shall have the meaning set forth in Section 4.7.

1.48.
Good Clinical Practices or GCP shall mean the then current Good Clinical Practices as such term is defined from time to time by the FDA or other relevant Governmental Authority having jurisdiction over the development, manufacture or sale of the Product in the Territory pursuant to its regulations, guidelines or otherwise.

1.49.
Good Laboratory Practices or GLP shall mean the then current Good Laboratory Practices as such term is defined from time to time by the FDA or other relevant Governmental Authority having jurisdiction over the development, manufacture or sale of the Product in the Territory pursuant to its regulations, guidelines or otherwise.

1.50.
Good Manufacturing Practices or GMP shall mean the then current Good Manufacturing Practices as such term is defined from time to time by the FDA or other relevant Governmental Authority having jurisdiction over the development, manufacture or sale of the Product in the Territory pursuant to its regulations, guidelines or otherwise.

1.51.
Governmental Authority shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organisation of which any such country is a member.

1.52.	IND shall mean an investigational new drug application in the United States or any corresponding application in the Territory.

1.53.	Joint Development Committee or JDC shall mean the Joint Development Committee established by the Parties pursuant to Section 4.3.

1.54.	Joint Manufacturing and Supply Committee or JMSC shall mean the Joint Manufacturing and Supply Committee to be established by the Parties pursuant to Section 4.5.

1.55.	Joint Marketing Committee or JMC shall mean the Joint Marketing Committee to be established by the Parties pursuant to Section 4.5.

1.56.
Know-how shall mean any and all proprietary technical information, know-how, data, test results, knowledge, techniques, discoveries, inventions, specifications, designs, regulatory filings, and other information (whether or not patentable) which are now or hereafter during the Term of this Agreement owned, licensed (with the right to sublicense) or otherwise held by a Party or its Affiliates related to a LAS Monotherapy Product or a Combination Product, a Formulation, a Product Improvement or an Additional Indication, or the Development, manufacture, use, or sale thereof, including without limitation (i) any data or information developed pursuant to this Agreement, any Ancillary Agreements related to the Development of the Product, and (ii) any data or information related to LAS 34273 and/or Formoterol which is necessary for the Development, manufacture or use of a Formulation or a Product.

1.57.	LAS 34273 shall mean the compound (3R)-[(Hydroxydi-2-thienylacetyl)oxy]-1-(3- phenoxypropyl)-1-azoniabicyclo[2.2.2]octane, Bromide, which intended INN is Aclidinium Bromide.

1.58.	LAS Monotherapy Product shall mean a pharmaceutical inhaler containing LAS 34273 as the single active pharmaceutical ingredient.

1.59.
Launch shall mean the first date of commercial sale of a Product to unaffiliated Third Parties in the Territory in such quantities as are customary for the general introduction of a pharmaceutical product in the Territory.

1.60.	Laws shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority in the Territory.

1.61.
Marketing activities shall mean activities occurring at Launch and after the Launch of a Product, and are including but are not limited to, launch activities and events, planning, organisation and/or attendance at local and international congresses and symposiums, Opinion Leader and speaker identification and development; activities related to the development and production of marketing plans, Promotional Material, communication plan including advertising program and direct to consumer advertisement, sales force conferences and meetings, sales force training, sales force deployment plans including territory alignments, metrics, sampling plan, sales force effort monitoring, direct and indirect interaction with physicians, pharmacists, other healthcare professionals and where legal, consumers, any Phase IV studies, promotional activities regarding life cycle management, public relation, and other normal launch and post-launch activities.

1.62.	Marketing Budget shall mean the budget(s) included in the JMC - approved Marketing Plan for the Territory.

1.63.	Marketing Plan shall mean the JMC approved plan(s), including the related Marketing Budget, developed by the Brand Team for the Territory.

1.64.
Marketing Report shall mean a report, prepared by FOREST and presented to the JMC on a quarterly basis or on some other timely basis, as decided by the JMC, setting forth the marketing and promotional efforts performed by FOREST or its Affiliates in the previous period in furtherance of the goals of this Agreement.

1.65.	NDA shall mean New Drug Application, as described in the FDA regulations, 21 CFR §314.50, including all amendments and supplements to the application.

1.66.
Net Sales shall mean the invoice price billed by or on behalf of FOREST or its Affiliates to Third Parties on sales of the Product in bona fide arm's length transactions, less the following reasonable and customary deductions: [***].

1.67.	Newly Created Intellectual Property shall have the meaning set out in Section 9.4.

1.68.	FOREST shall have the meaning set out in the Preamble.

1.69.	FOREST Parent shall mean FOREST Laboratories, Inc., a Delaware corporation.

1.70.
Out-of-Pocket Costs shall mean, with respect to any Party or any of its Affiliates, costs and expenses paid or accrued as owing by such Party or any such Affiliate to Third Parties (i.e., not including payments to Affiliates or employees and not including payments to Third Party contract Sales Representatives).

1.71.	PDE shall mean a primary detail equivalent which is either: (i) one (1) Primary Product Presentation; or (ii) two (2) Secondary Product Presentations.

1.72.	PDMA shall mean the Prescription Drug Marketing Act of 1987, as amended.

1.73.
Person shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organisation, governmental authority or agency, or any other entity not specifically listed herein.

1.74.
Pharmaceutical Manufacture shall mean the industrial process required to manufacture the Product in its finished ready for sale form, including blending, filling, inserting the cartridge in the Device and packaging (but excluding manufacturing of the Device or the cartridge).

1.75.
Phase III Condition in respect of the LAS Monotherapy Product shall mean the achievement with statistical significance of the primary endpoint in both Phase III studies provided by the Development Plan and the achievement [***] and any other results which, together with related safety data available at that time, are sufficient for use as pivotal trials for filing an NDA with a reasonable likelihood of receiving FDA Approval. In the event that the Parties fail to reach agreement upon the achievement of such standard within [***] days from the delivery to each Party of top line results related to each of the endpoints referred to in the preceding sentence, [***].

1.76.	Plan shall mean any Marketing Plan, Development Plan or other plan approved by the relevant Committee pursuant to this Agreement.

1.77.
Pre-Marketing Activities shall mean activities occurring prior to the Launch of the Product, including but not limited to, opinion leader and speaker identification and development; planning, organisation and/or attendance at local or international symposiums and congresses, including exhibition booth activities, communication plan including the preparation and submission of abstracts, disease detailing, primary and basic market research, branding, positioning, training, public relations, territory alignments and other normal pre-launch activities.

1.78.	Price Approval shall mean the approval or determination made by Governmental Authorities of the pricing or pricing reimbursement for pharmaceutical products.

1.79.
Primary Product Presentation shall mean a full product presentation during a call in which key messages related to the Product are presented in the first position and in a balanced manner consistent with the terms of this Agreement, and at least [***] of the total time of the call is spent on such presentation.

1.80.	Product(s) shall mean any one or all of the LAS Monotherapy Product or Combination Product of LAS 34273 with Formoterol.

1.81.
Product Improvement shall mean any enhancement in the Formulation, ingredients, preparation, presentation, means of delivery, dosage, packaging of, manufacture or any new or expanded therapeutic indication in the Field for a Product, and/or any activity that leads to an improvement of the competitiveness of the Product in the Field.

1.82.	Product Profit with respect to a period shall mean Net Sales for such period, less the sum of [***] with such amounts to be determined on a consistent basis in accordance with GAAP.

1.83.
Product Specifications shall mean the specifications for a Product as set forth in the NDAs or other Approval Applications or Approvals related to such Product.  Prior to Final Approval, Product Specifications shall refer to the Specifications for a Product under the applicable IND for Product Development.

1.84.
Product Trademark shall mean such ALMIRALL Trademark Rights as may be approved by the Parties for use in connection with the distribution, marketing, promotion and sale of a Product in the Territory and/or accompanying logos, trade dress and/or indicia of origin. Product Trademark shall not refer to a Party's tradename or trademarks of general applicability to a Party's business and not specifically related to the Product.

1.85.	Professionals shall mean physicians and other health care practitioners who are permitted under the Laws in the Territory to prescribe the Product.

1.86.	Promotion Expenses shall mean those types of marketing, promotional and educational costs and expenses provided by a Marketing Plan, including, without limitation, Phase IV clinical studies.

1.87.
Promotional Materials shall mean promotional, advertising, communication and educational materials relating to the Product developed by the Parties for use in connection with the marketing, promotion and sale of the Product in the Territory.

1.88.	Regulatory Plan shall mean the regulatory plan included in the Development Plan or as otherwise agreed by the Parties for seeking Approvals.

1.89.	Regulatory Status Update shall mean FOREST's updates of the regulatory status of the Product in the Territory, as set forth in Section 5.4.

1.90.
Sales Representative shall mean an individual who performs Details and other promotional efforts with respect to the Product and who has been appropriately trained and equipped by FOREST to make calls concerning the Product and its approved indications.

1.91.
Secondary Product Presentation shall mean a Product presentation during a call in which one or more key messages related to the Product are presented in the second position and in a balanced manner consistent with the terms of this Agreement, and at least [***] of the total time of the call is spent on such presentation.

1.92.	Senior Officers shall mean the Chief Executive Officer of ALMIRALL and the Chief Executive Officer of FOREST Parent.

1.93.	Supply Co shall mean such Third Party company (if any) responsible for the total or partial manufacture or supply of the inhalation device.

1.94.
Target Prescribers shall mean medical professionals with prescribing authority (including nurse practitioners and physician assistants with actual prescribing authority) who are identified in the applicable Strategic Targeting Plan [***].

1.95.	Term shall have the meaning set forth in Section 13.

1.96.	Territory shall mean the United States of America, including its territories and possessions (it being understood that both territories and possessions shall exclusively mean the [***].

1.97.	Third Party shall mean any Person other than FOREST or ALMIRALL or any Affiliate of either Party.

1.98.
Valid Claim shall mean either (a) a claim of a granted and unexpired patent, which claim has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency or competent jurisdiction, unappealable within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refilling of said application.

SECTION 2

GRANT OF LICENSE

2.1.	Grant of rights

(a)
ALMIRALL hereby grants to FOREST a license under the ALMIRALL Patent Rights, ALMIRALL Trademark Rights and ALMIRALL Know-how to manufacture, Develop, distribute, market, promote, offer for sale and sell, directly or through FOREST's Affiliates, the Product, in the Territory, in the Field during the Term and in accordance with the terms of this Agreement. The license shall also include the right to engage in Pharmaceutical Manufacture anywhere in the world solely for purposes of FOREST's requirements of Product for sale and distribution in the Territory. The license shall be sublicenseable for purposes of achieving the objectives of this Agreement provided that ALMIRALL has given its prior consent, which consent shall not be unreasonably withheld in the event of sublicenses to FOREST's Affiliates.

(b)
The license to FOREST is granted hereunder on an exclusive basis for the Territory, except for the license to Develop and to manufacture the Product which is granted on a non-exclusive basis (i.e. semi-exclusive between ALMIRALL and FOREST), as ALMIRALL will be entitled to Develop (except for clinical Development) and/or to manufacture the Product, directly or indirectly, in the Territory, but not to market and sell the Product in the Territory (except to the extent of Co-Promotion between the Parties, in accordance with this Agreement). In addition, ALMIRALL reserves the right to manufacture the Product in the Territory for purposes of sale and distribution outside of the Territory.

(c)	[***].

(d)
(i) ALMIRALL shall have an option to co-promote the Product and Combination Products with FOREST in the Territory (the "Co-Promotion Rights").  Should ALMIRALL exercise the Co-Promotion Rights, ALMIRALL will be responsible for a maximum of [***] and a minimum of [***] of the promotional efforts as specifically set forth in the Marketing Plan. ALMIRALL's election to Co-Promote shall be effective upon written notice, to be furnished by ALMIRALL at least [***] months prior to the anticipated launch of the Combination Product, provided such election shall not be effective prior to the commercial launch of the Combination Product, and provided further it shall not be effective until such time as annualized Net Sales of the LAS Monotherapy Product and Combination Product are, in aggregate, forecasted to reach at least [***] during any [***] period during the first [***] months following the launch of the Combination Product. The co-promotion period will continue until terminated by ALMIRALL upon [***] months written notice to FOREST. The Co-Promotion Rights may not be sublicensed or assigned except to an Affiliate of ALMIRALL designated to perform marketing in the Territory.

Notwithstanding the preceding, ALMIRALL's rights to participate in co-promotion will be subject to ALMIRALL possessing a fully trained and qualified sales force consisting of full-time ALMIRALL employees (provided that ALMIRALL will be entitled to use a Contract Sales Force for up to [***] of ALMIRALL's Detailing responsibilities during the first [***] period after Co-Promotion starts, [***] and thereafter), based on the same criteria applied by FOREST with respect to recruitment qualification and training of sales representatives, at least [***] days prior to the commencement of detailing and reasonably directed to provide a comparable quality of salesforce effectiveness to that of the FOREST salesforce (including, without limitation, by the design and implementation of incentive compensation programs aligned with the priorities given to the Product by FOREST for its own Sales Representatives). FOREST agrees to provide the assistance reasonably required to assist ALMIRALL in the formation of its salesforce for purposes of achieving readiness to meet the foregoing standards, including, without limitation, providing ALMIRALL sales representatives the opportunity to participate in relevant Product-related sales training activities by FOREST. FOREST agrees to provide such assistance upon being so requested by ALMIRALL even prior to ALMIRALL's written notice communicating its election to co-promote.

Upon the exercise of ALMIRALL's Co-Promotion Rights, the remaining milestone and royalty obligations of this Agreement shall be reduced as appropriate to reflect ALMIRALL's percentage interest in Product Profit with the objective of preserving the overall profit level of the Product to each Party (recognizing that costs associated with the establishment of ALMIRALL's US salesforce capabilities are ALMIRALL's sole responsibility and need not be compensated). The Parties will negotiate such reduction in good faith and recognize that additional economic adjustments may be necessary to accomplish the intent of the preceding sentence.

(ii)           Within [***] following the end of each calendar quarter during the co-promotion period, FOREST shall pay ALMIRALL an amount which equals the ALMIRALL Percentage of the Product Profit for such quarter. With respect to each calendar quarter during the co-promotion period, FOREST shall provide ALMIRALL with a statement reflecting the calculation of the amount owed ALMIRALL under this Section for such calendar quarter, or if no amount is due, the calculation which reflects that no such amount is due.

(iii)           FOREST shall provide ALMIRALL [***] any promotional or training materials available to FOREST that are necessary or useful for the marketing of the Product in the Territory to the extent necessary for ALMIRALL to practice the Co-Promotion Rights.

(iv)           Upon notice by ALMIRALL of its exercise of its option to co-promote the Product, the Parties will promptly negotiate in good faith a co-promotion agreement containing the terms and conditions above set forth and such additional customary terms and conditions (i.e., responsibility for adverse event reporting; maintenance of records relating to detailing activities, etc.) not inconsistent with such terms and conditions as may be appropriate to provide for such co-promotion activities.

(e)	ALMIRALL retains all other rights under the ALMIRALL Patent Rights that are outside the scope of the licenses granted under Section 2.1(a).

(f)	[***].

2.2.	Extension of rights

2.2.1.	Additional Indications:

ALMIRALL grants FOREST the right to include Additional Indications and other indications outside the Field (other than Excluded Indications) in the license granted by ALMIRALL to FOREST pursuant to this Agreement. Any such inclusion will be subject only to the decision of the JDC to proceed with the Development of the Product for any such Additional Indications or other indications. Upon any such decision by the JDC, the definition of "Field" shall be deemed appropriately adjusted as required to fully reflect the intent of this subsection.

2.2.2.	Generic Combination Products:

ALMIRALL grants to FOREST the right to include any Generic Combination Product (in addition to the Combination Product) in the license granted by ALMIRALL to FOREST pursuant to this Agreement. Any such inclusion will be subject only to the decision of the JDC to proceed with the Development of any such Generic Combination Product. Upon any such decision by the JDC, the definitions of this Agreement and the use of such definitions, including, without limitation, the definition and use of the term "Product" and "Combination Product" shall be deemed appropriately adjusted to fully reflect the intent of this subsection. Without limiting the generality of the foregoing, this Agreement shall be deemed appropriately adjusted so that the treatment of the generic compound included in such Generic Combination Product shall correspond to the treatment of Formoterol herein.

The Parties shall further discuss their mutual commitments concerning the fixed combinations of each of the LAS Monotherapy Product and a combination product with [***] pharmaceutical compound (the [***] and the [***] respectively) in the JDC, together with their corresponding development plans. FOREST agrees to complete the evaluation of the commercial feasibility of each of the [***] and the [***] within [***].

2.2.3.	Additional Combination Products:

Without limiting the rights granted to FOREST pursuant to Sections 2.2.1 and 2.2.2 above, ALMIRALL hereby also grants to FOREST a first right to extend the license granted by ALMIRALL to FOREST hereby to include Additional Combination Products subject to the following specific conditions:

(1)
Such first right may be exercised by FOREST within a period of [***] immediately following the offer by ALMIRALL to include a specific Additional Combination Product, it being understood that ALMIRALL is not obligated to make any such offer before completion of Phase II(a) of development of any such Additional Combination Product.

(2)
If FOREST indicates its intention to exercise the right granted by subparagraph (1) above within such period, FOREST and ALMIRALL shall negotiate the terms of a further agreement between them. Contemporaneously with such negotiations, ALMIRALL will provide appropriate "due diligence" disclosure and access to FOREST personnel (comparable in nature and scope to the due diligence conducted by FOREST in connection with this Agreement) and FOREST will promptly conduct such customary due diligence review. FOREST shall have a period of [***] to complete its negotiations with ALMIRALL, provided that such period may be extended by FOREST for such reasonable period, not to exceed a further [***], as may be required in light of issues raised during FOREST's due diligence review, provided that FOREST is proceeding diligently and in good faith to resolve such issues with ALMIRALL.

(3)	The terms of the further agreement on these Additional Combination Products (not being a Generic Combination Product) will be in line with the terms of this Agreement, except for the following:

a.
FOREST shall commit to develop, market and sell both the Additional Combination Product and also the corresponding pharmaceutical products containing the APPC as their sole active ingredient (in such dosage forms and formulations to be reasonably established). ALMIRALL shall retain all rights on any combinations of the APPC with compounds other than LAS 34273 within or outside the Territory, provided that any planned commercialization of such APPC by ALMIRALL in the Territory shall be considered by the Parties in establishing appropriate terms for such transaction with FOREST for such APPC;

b.	The financial terms in the Agreement should lead to FOREST and ALMIRALL sharing the value of the Additional Combination Products and their corresponding APPC, for the Territory, [***];

c.	ALMIRALL shall always retain the right to co-promote any products containing the APPC in a proportion up to [***] of the total promotional effort of the parties in the Territory;

d.	FOREST and ALMIRALL shall share all Development costs of the products containing APPC under the same basis as established in this Agreement (i.e. [***]).

(4)	It is expressly understood that the rights granted to FOREST pursuant to this Section 2.2.3 shall extend until [***]

(5)
Additionally, FOREST agrees that any rights of FOREST under this Section 2.2.3 shall terminate and expire in the event FOREST elects not to exercise its right to negotiate for any Additional Combination Product offered pursuant to this Section within the timeframe provided herein and thereafter ALMIRALL continues, directly or indirectly, to take significant development activities and commercialization arrangements to proceed with the Development and commercialization of such Additional Combination Product for purposes of the Territory.

2.2.4.
Any rights of FOREST under this Section 2.2 are expressly subject to the condition that ALMIRALL decides to develop any of the said Additional indications or combinations for the Territory and also, with respect to Additional Combination Products, to the further agreement of the parties under those terms and conditions to be specifically agreed between ALMIRALL and FOREST in line with those contained in this Agreement, within the timeframes provided above in this Section.

In addition, it is expressly agreed that ALMIRALL will be free to develop, market and/or sell in the Territory (either directly or indirectly through a Third Party licensee) any Additional Combination Products, except to the extent that FOREST may exercise (or has exercised) its rights under this Section 2.2, provided that in the event of such marketing and sale of the said Additional Combination Products in the Territory (i.e., for such Additional Combination Products which FOREST has not exercised the first right regulated in this Section 2.2), then FOREST will be entitled to a compensation equivalent to [***] of the profit lost by FOREST attributable to the cannibalization of the Products which is due to the sales of such Additional Combination Products, for a period ending on the earlier of (i) [***] from Launch of the LAS Monotherapy Product or (ii) [***] from Launch of the Combination Product. The applicable compensation will be calculated in good faith and on a commercially reasonable basis between the Parties (or in the event of disagreement by an independent expert) based on reliable market data and information, and made effective, retrospectively, in view of the determinations made based on such data and information.

2.3.	Agreement and Schedules:

The following schedules form an integral part of this Agreement:
- Schedule A: Development Plan
- Schedule B: ALMIRALL Patent Rights
- Schedule C: Development Costs Incurred Since January 1, 2006 and [***] Costs

In the event of any contradiction between the Sections of the Agreement and the above Schedules, the Sections of the Agreement shall prevail.

SECTION 3

COMPENSATION

3.1.	Milestone payments

3.1.1.	FOREST payments

FOREST pays to ALMIRALL within [***] of signature of this Agreement the non-refundable sum of sixty million United States Dollar (USD 60.000.000).

FOREST shall pay to ALMIRALL the payments listed below on the first occurrence of each of the listed milestone events. Each payment shall be made in US Dollar ("M" meaning million of US Dollar), shall be made only once, and none of the payments shall be refundable:

I.         For LAS Monotherapy Product:
Within [***] of (i) achievement of the Phase III Condition or, failing such achievement (ii) in any event if FOREST has not exercised within [***] its right of early termination pursuant to Section
14.3(a) below:              [***]

     - Product Final Approval:                    USD 40M

  In total                 [***]

     II.       For Combination Product:

FOREST shall pay to ALMIRALL non-refundable milestone payments to accrue on the following events for the Combination Product:

- Feasibility of the formulation of the Combination Product (feasibility meaning delivery by ALMIRALL of data that shows that [***] or if clinical Development is undertaken

- [***] following the receipt by FOREST of top line data from completed Phase Ill clinical trials provided by the Development Plan where the [***]
corresponding primary endpoint is achieved with statistical significance and safety and efficacy data obtained are sufficient for use as pivotal trials for filing an NDA with a reasonable expectation of FDA Approval [***] it being understood that in the event this milestone is not due FOREST shall not be obliged to submit the corresponding NDA

    - Combination Product Final Approval:     [***]

      In total                  [***]

    III.         Sales Milestones:

On the aggregate Net Sales in the Territory of (i) LAS Monotherapy Product(s) and (ii) Combination Product(s) exceeding the following levels of sales for the first time in a given calendar year (it being understood that nothing herein prevents or precludes that more than one payment may be accrued in one given calendar year, in which case each such payment will be effected):

Net Sales	Payment
USD [***]	USD [***]
USD [***]	USD [***]
USD [***]	USD [***]
USD [***]	USD [***]
In total	USD [***]

3.1.2.	Payments. The amount corresponding to each milestone set out in Section 3.1.1 shall be paid by FOREST to ALMIRALL within [***] upon the date of occurrence of such milestone.

3.2.	Royalty payments

For the purposes of this clause, annual Net Sales shall be calculated according to FOREST's fiscal year (i.e., April 1 to March 31). In the event that Launch of the first Product whose Net Sales are taken into account regarding each of the subsections under this Section 3.2 takes place after the end of the first quarter of a fiscal year, the relevant tranches to be achieved for the calculation of royalty payments shall be adjusted proportionally to the period going on from the date of Launch to the end of the relevant fiscal year. In the event that such Launch takes place less than [***] days from the end of a fiscal year, Net Sales of the fiscal year of Launch shall be added to the Net Sales of the following fiscal year and the royalty tranches shall be calculated proportionally, taking into account the additional term.

3.2.1.	For Monotherapy Product(s) and Combination Product(s)

FOREST shall quarterly pay to ALMIRALL the progressive tiered royalties listed below, on aggregate annual Net Sales by FOREST and its Affiliates of (i) LAS Monotherapy Product(s) and (ii) Combination Products, in the Territory, as follows:

Tranches on annual Net Sales	Royalty On annual Net Sales
On the first tranche of Net Sales of up to USD [***]	[***]
On the next tranche of Net Sales, between USD [***] and USD [***]	[***]
On the next tranche of Net Sales, between USD [***] and USD [***]	[***]
On the next tranche of Net Sales, between USD [***] and USD [***]	[***]
On the next tranche of Net Sales, between USD [***] and USD [***]	[***]
On the next tranche of Net Sales, between USD [***] and USD [***]	[***]
On the final tranche of Net Sales above USD [***]	[***]

3.2.2.	Royalties After Exclusivity Period End

After the Exclusivity Period End, royalties payable following the end of the quarter in which Third Party generic entry has occurred will be reduced, on a Product-by-Product basis, in proportion to the portion of the aggregate Net Sales of the relevant Product impacted by such generic entry, by deducting separately the percentage points indicated in each case from the total royalty percentage payable according to Section 3.2.1 above, as applied to each separate Product, in proportion to the reduction of the Net Sales in accordance with the following scheme:

Reduction of Net Sales (as compared to Net Sales for the 12 month period immediately preceding the Exclusivity Period End)
Reduction of royalty (percentage points to be deducted from
the total royalty payable ‒ expressed as the mean royalty
(on a Product-by-Product basis) resulting after applying
the corresponding tranches-)

Between [***] and [***]	[***]
Between [***] and [***]	[***]
Between [***] and [***]	[***]
Between [***] and [***]	[***]
Over [***]	[***]

For purposes of separately calculating the royalties applicable to each Product, in the event regulated in this Section, the Net Sales applicable to determine the tranches established in Section 3.2.1 shall be determined by combining the Net Sales of each Product in the relevant period. Upon the determination of the blended royalty rate applicable to such level of aggregate Net Sales, the royalties applicable to the Net Sales of the Product affected by the generic competition shall be determined by subtracting the applicable reduction set forth above from the blended royalty rate otherwise applicable and as determined in accordance with the preceding sentence.

It is expressly understood that in no event shall the amount payable to ALMIRALL as royalties under this Agreement be [***].

3.3.	Calculation and payment of royalties; Royalty Adjustment.

(a)
Calculation of royalties. At the end of each calendar quarter, FOREST shall calculate the applicable royalty payable to ALMIRALL according to Section 3.2 above. Calculation of the royalty in the first three quarters of each FOREST'S fiscal year will be made using a royalty percentage that is based on FOREST's annual forecast, which forecast may be revised on a quarterly basis, provided that the effect of any change in that forecast shall be appropriately applied to that quarter and any prior quarterly period of the same fiscal year. In no event shall the royalty percentage applied be less than that applicable to actual sales achieved during the same year Calculation of royalties in the final quarter of each FOREST's fiscal year will be made utilizing the appropriate total compensation percentage based on the actual Net Sales in that FOREST's fiscal year. Calculation of royalties in the final quarter of each FOREST's fiscal year will be made utilizing the appropriate total compensation percentage based on the actual Net Sales in that FOREST's fiscal year and, otherwise, will include any adjustment required as a result of normal fiscal year end adjustments. Any overpayment or underpayment in the first three quarters will be reflected in the last quarter royalty adjustment, together with a reconciliation, if required, [***]  The calculations will be made by FOREST and notified to ALMIRALL together with the corresponding payment specified in paragraph (b) below.

(b)	Timing of payments. All payments due under Section 3.2 shall be made in US Dollars and not more than [***] days after the end of the relevant calendar quarter.

(c)
Interest on late payments.  If FOREST fails to make a milestone or royalty payment pursuant to this Agreement, any such payment that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by applicable law, at the average 12-month European Interbank Offered Rate (EURIBOR) for the Euro as reported from time to time by the European Central Bank, effective for the first date on which payment was due and calculated, plus [***] additional percentual points, on the number of days such payment is overdue. Such interest shall not be payable (without prejudice to its accrual) until ALMIRALL has furnished FOREST with written notice of late payment and shall not be payable (without prejudice to its accrual, either) with respect to payment obligations being disputed diligently and in good faith by appropriate proceedings hereunder unless and until so ordered by arbitration award or decision.

(d)
Royalty Adjustment.  Notwithstanding anything to the contrary set forth herein, the applicable royalty payable as to any quarter shall be subject to reduction by [***] of the amount, if any, by which the Cost of Products of the inhalation Device exceeds [***] of Net Sales for such quarter. The adjustment provided by this Section shall only be applicable to royalties applicable to the first [***] in annual Net Sales.

3.4.	Books and records

Each Party shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP, generally and consistently applied, shall be made of all dealings and transactions in relation to this Agreement. Each Party shall permit independent auditors, as provided in Section 3.5(a) (i), to visit and inspect, during regular business hours and under the guidance of officers of such Party, and to examine the books of account of such Party solely to the extent necessary and for the purpose of verifying the royalties, Development Costs and other payments and bases for payments to be effected as herein provided.

3.5.	Audits

(a)
Each Party shall have the right, upon no less than [***] days' advance notice and at such reasonable times and intervals and to such reasonable extent as such Party shall request, not more than once during any year:

(i)
to have the books and records of the other Party to the extent related to such other Party's rights or obligations under this Agreement, for the preceding three (3) years audited by an independent internationally recognised accounting firm of its choosing under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy of all financial, accounting and numerical information and calculations provided under this Agreement, including without limitation, the numbers of Details, the accrual and payment of Development Costs, the reports and payments provided under this Agreement and corresponding provisions of the Ancillary Agreements (Audits under this Section 3.5(a)(i) shall not be based on data provided by Third Party data sources); and

(ii)
to inspect the facilities, books and records of the other Party and its Third Party Suppliers (if contractually possible) to establish compliance with sample accountability Laws and procedures, GLP, GCP and GMP, as applicable to such Party.

(b)
The results of any such audit shall be delivered in writing to each Party and shall be final and binding upon the Parties, which shall be required to undertake any necessary corrective action, unless such audit report is disputed within [***] days of receipt. Unless otherwise mutually agreed by the Parties, any disputes regarding the results of any such audit shall be subject to the dispute resolution procedures set forth in Section 15.15. If the audit shows that a Party would have underpaid or received a payment from the other in an amount due under this Agreement resulting in a cumulative discrepancy during any year of more than [***], the Party having underpaid or receiving an overpayment caused by it shall also reimburse the other Party for the costs of such audit, plus interest on the amount underpaid at the European Interbank Offered Rate (EURIBOR) interest rate, plus [***] additional percentual points, from the date of any such underpayment or overpayment. Such accountants shall not reveal to the Party seeking verification the details of its review, except for such information as is required to be disclosed under the Agreements, and shall be subject to the confidentiality provisions contained in Section 12.

(c)
If any examination or audit of the records described above discloses an under- or over-payment of amounts due hereunder, the Party owing any money hereunder shall pay the same to the Party entitled thereto within [***] days after receipt of the written results of such audit pursuant to this Section.

(d)
Both Parties shall enable (and shall ensure that their Third Party suppliers enable) audits of their facilities, books and records by Governmental Authorities in order to establish compliance with GLP, GCP and GMP and shall undertake (and shall ensure that their Third Party suppliers undertake) all corrective measures identified by such Governmental Authorities as a priority.

3.6.
Change in tax regulations.  Should new tax regulations be implemented in any country of the Territory that may negatively affect any Party's interests in transactions made under this Agreement, both Parties shall promptly co-operate in good faith to minimise the impact of such regulations and to implement an equitable satisfactory solution.

SECTION 4

GOVERNANCE

4.1.
Scope of cooperation.  The Parties agree to fully cooperate in good faith under this Agreement and any Ancillary Agreements in connection with the Development, registration, manufacture, supply and commercialisation of Product(s) in the Territory. For purposes thereof, each Party shall provide (or request its Affiliates to provide) to the other Party and/or any relevant Committee any necessary Confidential Information and such other information as may be reasonably required to operate effectively under this Agreement and any applicable Ancillary Agreement. Additionally, a Brand Team will be established according to Section 4.7 below and Global Management Representatives will be appointed as regulated in Section 4.11 below.

4.2.	Committees/Management.

(a)
The Parties agree promptly after execution of this Agreement to establish a Joint Development Committee, a Joint Marketing Committee and a Joint Manufacturing and Supply Committee. During the Term, the Parties may establish such other Committees and/or sub-committees as are necessary or desirable to facilitate the Parties performance under this Agreement and the Ancillary Agreements, specifically including the Brand Team. Each Committee shall have two (2) co-chairpersons, one (1) designated by each of ALMIRALL and FOREST.

(b)
The Parties agree that each Party shall have one (1) vote in each Committee, regardless of the number of members effectively appointed by each Party. The number of members foreseen for a Committee shall always be considered a maximum. A member of a Committee shall be able to be concurrently a member of another Committee. All decisions of any of the Committees shall be adopted by unanimous vote of the co-chairpersons, each having one vote. A Party may change any of its members (including its co-chairperson) in any of the Committees at any time upon written notice to the other Party. The presence of at least the co-chairperson representing each Party shall constitute a quorum. Notwithstanding Section 4.2(d.1), meetings of a Committee can also be called at any time if requested at least by one co-chairperson in such Committee by written notice, including the corresponding agenda of the meeting, sent to the other co-chairperson at least [***] days prior to the date of celebration of each meeting. Both Parties understand that reasonable flexibility to set meeting dates and schedules shall be necessary in view of possible previous commitments in each Party's agenda; therefore, several different dates shall be proposed for each meeting, whenever possible. The Parties may agree to hold the meetings via videoconference or teleconference, but periodically certain meetings shall be held in person. Either Party shall have the right to participate in special meetings via videoconference or teleconference. Subject to appropriate confidentiality undertakings where applicable and reasonable advance notice to the other Party, additional participants may be invited by any member of a Committee to attend meetings of the relevant Committee where relevant in light of the agenda topics (e.g., representatives of regulatory affairs, technical development, technical operations or outside consultants). Such additional participants shall not be deemed, or have any rights or responsibilities of, a member of the relevant Committee. Unless otherwise agreed, place of celebration of the meetings will alternate between the offices of the Parties. Each Party shall be responsible for and shall pay any costs and expenses incurred by its employees and members on the occasion of attending or otherwise participating in the Committee meetings.

(c)
The Parties acknowledge and agree none of the Committees formed or to be formed under this Agreement shall have the power to amend any of the terms or conditions of this Agreement or any of the Ancillary Agreements.

(d)
Definitive minutes of all Committee meetings shall be finalized as promptly as possible following the meeting to which such minutes pertain. The co-chairpersons for each meeting will agree upon who is responsible for preparing minutes as to each specific meeting and the responsible co-chairperson shall prepare and furnish a draft of such minutes with a target of having such draft circulated within [***] of the meeting. The co-chairperson of the other Party will review such draft minutes with a target of providing any comments within [***] of receipt. Final minutes shall be promptly prepared following the resolution of any outstanding comments.

Any issues remaining unresolved by the co-chairpersons will be submitted to the relevant Committee for resolution.

4.3.	Joint Development Committee

(a)
The Parties shall promptly, and in no event more than thirty (30) days, after execution of this Agreement establish a Joint Development Committee (the "JDC") responsible for design, implementation and oversight of the Development of the Product in the Territory. The JDC shall be comprised of a maximum of six (6) members, each Party having the right to appoint three (3) representatives. In addition, it is contemplated that senior executive and managerial personnel of each Party will serve as members of the JDC or will periodically participate in meetings of the JDC to assure that budget and resource allocation matters are reviewed and jointly approved by the senior executive management of both Parties.

(b)	The co-chairpersons of the JDC shall set meeting agendas for the JDC.

(c)
The JDC shall meet no less frequently than [***]. In addition, special meetings of the JDC may be called by any member of the JDC by written request to the co-chairpersons or to address matters referred to the JDC by either Party to the extent action or consensus is required prior to the next regularly-scheduled meeting.

(d)
The JDC shall have authority to review all matters within the scope of the approved Development Plan and Development Budget. The JDC shall exercise this authority in good faith in accordance with the terms of this Agreement. Decisions of the JDC shall be made by unanimous vote in accordance with Section 4.2(b) above. In the event that the JDC is unable to reach a decision on any matter within [***] days, the matter shall be referred to the Senior Officers for resolution. Notwithstanding the preceding, in the event consensus cannot be reached as to any Development matter relating to the Product Specifications or either of the specifications applicable to the LAS 34273 Bulk Active Ingredient, the Formoterol Bulk Active Ingredient or the Device [***]

4.4.
Responsibilities of the JDC.  The JDC shall prepare and approve (i) the annual implementation of the Development Plan (which includes the Regulatory Plan) for each Product, together with the related Development Budget; (ii) any update or proposed changes to the Development Plan and Budget; and (iii) the Drug Substance Specifications for any pharmaceutical active ingredient to be combined with LAS 34273 (for the avoidance of doubt, the Parties agree that ALMIRALL shall prepare and propose the initial Drug Substance Specifications for LAS 34273), and (iv) the Product Specifications. The preparation and execution of the Development Plan will be performed through the JDC. The JDC shall be responsible, directly or indirectly through working groups established by the JDC for this purpose, for the day-to-day overview of the implementation of the approved Development Plan. The JDC shall review the Development Plan and Development Budget as needed, but at least twice yearly. Any changes to the approved Development Plan that would require a material change in the approved Development Budget must be reviewed and approved by the JDC. The Development Budget shall set forth the estimated Development Costs that are likely to be incurred in the applicable calendar year. The Development Plan shall include time lines, key decision points and priorities for the various Development activities and associated costs. In addition to the detailed Development Plan and Development Budget for a given calendar year, each such plan and budget shall include an outline of the projected plan and estimated budget for the next calendar year. In addition, the JDC shall:

(a)
periodically review the Development Plan, and update the Development Plan in light of the progress and results of Development work and including, without limitation, the review of Development proposals for Additional Indications and other indications, Generic Combination Products and Additional Combination Products;

(b)	facilitate the exchange of all Development and regulatory information and data;

(c)	periodically review performance of Development activities against the Development Plan including control of costs;

(d)	review and assess the regulatory acceptability of Drug Substance Specifications and Product Specifications;

(e)	oversee the implementation of the plan for the registration and regulatory strategy for NDA filing for the Products in the Territory;

(f)
oversee, monitor and coordinate all regulatory aspects of the Products, including with respect to each, all regulatory actions, communications and filings (including matters pertaining to Product labeling) and submissions, including filings and submissions of supplements and amendments to FDA or other competent Governmental Authorities in the Territory with respect to the Products;

(g)	facilitate the exchange of all regulatory information and data between the Parties;

(h)	establish the schedule and implementation strategy for all Approval filings;

(i)	provide updates on its activities and achievements to the executive management of the Parties. Prepare regulatory status updates; and

(j)
coordinate the provision of expertise from both Parties to the JMC or the Brand Team (x) with respect to pre-clinical or clinical studies related to a Product, such as Phase IV studies and investigator initiated studies recommended by the Brand Team, (y) with respect to the review of scientific publications and presentations recommended by the Brand Team and (z) with respect to assessing the feasibility of Product lifecycle management strategies, including new formulations of the Products and amending the Development Plan as appropriate to reflect any such approved activities.

4.5.
Joint Marketing Committee.  The Parties shall promptly and in no event more than [***] days after execution of this Agreement establish a Joint Marketing Committee (the "JMC") responsible for the approval of the Marketing Plan of the Products in the Territory. The JMC shall be comprised of a maximum of six (6) members, each Party having the right to appoint three (3) representatives, each Party having a senior executive as co-chair. The JMC shall meet no less frequently than [***] a year. In addition, special meetings of the JMC may be called by any member of the JMC. Decisions of the JMC shall be made by unanimous vote as provided by Section 4.2(b), including by the unanimous vote of the Senior Officers as to any matter referred to the Senior Officers by any co-chairperson. If the Senior Officers are unable to reach agreement on any such matter after a reasonable period of good faith discussions, [***]

4.6.	The responsibilities of the JMC shall include:

(a)	annual review and approval of the Marketing Plan of the Product in the Territory;

(b)	review and approval of the Marketing Budget of the Product in the Territory;

(c)	review and approval of pricing strategies and guidelines in the Territory (including without limitation rebates and managed market matters, based on the Plan Level of Discount);

(d)	review of marketing strategies for the Product in the Territory.

4.7.	The Brand Team.

The Parties shall promptly and in no event more than ninety (90) days after execution of this Agreement establish a Brand Team (the "Brand Team") to oversee commercialisation of Product in the Territory. The Brand Team shall meet no less frequently than [***] during each calendar year. In addition, special meetings of the Brand Team may be called by any member of the Brand Team.

4.8.
Responsibilities of the Brand Team.  The Brand Team shall be responsible for (i) preparing the Marketing Plan for the distribution, marketing and sale of Product in the Territory, (ii) reviewing and following up the performance of the approved Marketing Plan and (iii) reviewing global marketing matters. Examples of Brand Team responsibilities, where it is anticipated that FOREST will take the lead in developing specific proposals and implementation and the Brand Team will receive information and provide input, include:

(a)
participating in the preparation and finalization of an annual Marketing Plan and review the global marketing strategy. Without limiting the generality of the considerations applicable to the preparation and finalization of the Marketing Plan, the "share of voice" of competitive therapies will be evaluated and considered by the Brand Team;

(b)	discussing updates to, and implementation of, the Marketing Plan;

(c)
keeping the Parties informed of (i) any overspends or underspends with respect to the approved Marketing Plan Budget, or (ii) any divergence from the approved Marketing Plan, in each case stating in reasonable detail the reasons therefore and the action being taken, or proposed to be taken, with respect thereto;

(d)
reviewing local scientific/promotional messages and advertising strategies consistent with the approved Marketing Plan and core scientific/promotional messages and advertising guidelines, with the objective of achieving a consistent global Product message and positioning where not adverse to the marketing of the Product in the Territory;

(e)	reviewing strategies for the Detailing and marketing of the Product in the Territory, including allocation of responsibility for such activities, and monitoring the performance of such activities;

(f)
reviewing allocations and spending parameters for the Product, including, without limitation, sample allocations per Sales Representative and allocation of spending for grants, symposia and speaker programs, in accordance with the approved Marketing Plan and Marketing Plan Budget;

(g)	reviewing educational and professional symposia in accordance with the approved Marketing Plan and Marketing Plan Budget;

(h)
recommending appropriate Phase IV clinical trials and other studies (including investigator initiated studies and medical affairs studies) in the Territory and obtaining input from Development personnel from each Party in designing and approving such study programs;

(i)	monitoring advertising placement and market responses;

(j)
reviewing market research and pharmacoeconomic studies, plan medical/scientific liaison and managed markets/health authority liaison support, in accordance with the approved Marketing Plan and Marketing Plan Budget;

(k)	reviewing Marketing Reports;

(l)	reviewing local regulatory strategy and labeling in accordance with the approved Development Plan, Marketing Plan and Marketing Plan Budget and global guidelines;

(m)	reviewing local publications and communications strategies in accordance with the approved Marketing Plan, Marketing Plan Budget and global guidelines; and

(n)
reviewing local terms and conditions of sale for the Product (including without limitation rebates and managed market matters, based on the Plan Level of Discount) in accordance with the approved Marketing Plan and Marketing Plan Budget and global guidelines.

4.9.
Joint Manufacturing and Supply Committee.  The Parties shall establish a Joint Manufacturing and Supply Committee ("JMSC") promptly following the date hereof to review and make recommendations to the Parties with respect to manufacturing and supply matters relating to Product. The co-chairpersons of the JMSC shall have responsibilities analogous to those of the other Committees.

4.10.	Responsibilities of the JMSC. The responsibilities of the JMSC shall include:

(a)
periodic review of the supply chain for the Product(s) to identify potential risks and issues related to the manufacture and supply of Product (including device manufacture), including the initial supply chain risk assessment to be conducted under Section 6; and

(b)
to recommend to the Parties appropriate and tax efficient supply agreements between the Parties and/or any Third Party Supply Co, to establish and ensure a continuous supply of Product (both for Development and commercial purposes) sufficient to reasonably meet forecast demand.

4.11.
Global Management Representatives.  Each of FOREST and ALMIRALL shall appoint one or more senior representatives having an understanding of one or more of general development, regulatory, manufacturing, alliance management and marketing issues to act as its Global Managers ("Global Managers"). Each Global Manager shall be primarily responsible for facilitating the flow of information and otherwise promoting communications and collaboration within and among the Committees, between the Parties and internally within the Parties with respect to his or her respective field. Each Global Manager shall also be responsible within his or her field of general responsibility understanding for:

(a)	facilitating coordination among the various functional representatives of FOREST or ALMIRALL, as appropriate;

(b)
providing single-point communication for seeking consensus both internally within the respective Party's organisation and together regarding key global strategy and Plan issues, as appropriate, including facilitating review of external corporate communications in accordance with Section 12.3; and

(c)	raising cross-Party and/or cross-functional disputes to the senior executive management of the Parties, in a timely manner.

4.12.
Phase IV Strategy; Disclosure; Publications.  Neither Party will undertake, or permit its Affiliates or (sub)licensees to undertake, within the Territory or the EU, any pre-clinical or clinical marketing studies of the Product, including, without limitation, Phase IV marketing studies, but excluding any studies required for registration or imposed by regulatory authority in the Territory or the EU, without consultation with, and approval of, the Parties (which shall consult with appropriate development personnel of the Parties for this purpose). ALMIRALL will coordinate Phase IV studies performed outside both the Territory and the EU with the intent to keep those studies consistent with the mutually-agreed approach adopted for Territory and EU studies.

FOREST and ALMIRALL will cooperate to oversee a worldwide publication strategy and activities related to scientific and medical conferences on a worldwide basis, including through delegation to appropriate working groups of the Parties. Without limiting the generality of Section 12.1(b), each Party shall be afforded the opportunity to review and approve any scientific paper or presentation proposed for publication, presentation or distribution by the other Party, its Affiliates or licensees, for the Territory or European Union and shall have no more than [***] (or such shorter period as may be required to comply with publication or presentation deadlines communicated to it by the Party proposing publication) to complete such review and furnish comments to such Party. The Party proposing publication or presentation shall not unreasonably reject comments furnished by the other Party. ALMIRALL will coordinate publications originating from outside both the Territory and the EU with the intent to keep consistency with mutually-agreed approach adopted for the Territory and the EU.

Each Party may disclose the initiation and results of clinical studies performed by any Party to the extent required by law or best industry practices, provided all proposed disclosures and publications will be submitted for expeditious review by each Party and due regard will be given to the comments of the other Party.

SECTION 5

DEVELOPMENT AND REGISTRATION

5.1.	General commitments

(a)
ALMIRALL and FOREST shall use their Commercially Reasonable Efforts and shall commit the necessary resources to Develop the Products with appropriate inhalation, excipient and formulation technology, with the objective of developing Product(s) to finished inhaler form in a device suitable to obtain all Approvals in the Territory and the European Union, in accordance with the Development Plan.

(b)
Each of ALMIRALL and FOREST shall be responsible for and carry out the Development of the Products according to what is established in this Section 5 and in the Development Plan, as amended from time to time by the JDC, and as required by the FDA and the EMEA, or the corresponding regulatory Governmental Authorities in the Territory or the European Union. It is understood between the Parties that the Development FTEs will be allocated between the Parties, based on considerations of availability and efficiency of each party's respective capabilities, subject to the condition that such allocations will not cause any disruption of the Development activities. In the event of new additional requirements, not known or foreseen on the Effective Date, by the FDA, both Parties will discuss and agree in good faith, in the JDC, within [***] days (or as promptly thereafter as practicable in light of the scope or nature of such requirements) the necessary Development activities to be added to the Development Plan to meet the said additional requirements, it being understood that the costs of the agreed added Development activities will be [***]. In the event of failure to reach an agreement, the JDC shall refer the issue to Senior Officers' resolution, as established in Section 4.3(d). FOREST and ALMIRALL shall not discontinue the efforts to develop the Products as provided herein due to any reason other than those specified in this Agreement.

(c)
ALMIRALL and FOREST have already agreed to use their Commercially Reasonable Efforts and to commit the necessary resources to Develop both the LAS Monotherapy Product and the Combination Product, in accordance with the Development Plan which the Parties will agree to adjust as necessary to obtain approval of both said Products, on a commercially reasonable basis. The Parties acknowledge that neither Party shall be required to agree to an amendment to the Development Plan to incorporate Development obligations which are specific to countries outside of the Territory and not required or commercially reasonable to undertake for purposes of the Territory, provided that the Development Plan for the Combination Product will be finalized by the Parties following the same approach as for the LAS Monotherapy Product (i.e. taking into account approvability for the EU and the Territory).

(d)	In the event that ALMIRALL assumes development activities to be performed by [***], the corresponding cost otherwise payable to [***] shall be payable to ALMIRALL.

5.2.	Development activities

(a)
During the Term, neither Party shall, directly by itself or in collaboration with any Third Party, engage in any Development activities for the Territory other than as set out in the Development Plan without the express prior approval of the JDC, as reflected in the JDC minutes. It is understood that nothing in this Agreement prevents, limits or restricts ALMIRALL's right to carry out any development activities for any products containing LAS 34273 for any countries outside the Territory.

(b)
The Parties agree to enter into appropriate technical agreements and to transfer Know-How, as necessary, with respect to the performance of Development activities for the Product in the Territory. This shall include, if necessary, technical agreements with Supply Co. (or its designated Affiliate). Each such technical agreement shall be an Ancillary Agreement to be approved by the JMSC.

(c)	The Parties shall agree on and establish an information technology system to share and/or have access to on-line, constant, complete and updated information concerning Development.

5.3.
Ownership of Approvals.  All Approval Applications and Approvals relating to a Product in the Territory shall be held by FOREST; and together with the supporting documentation and data shall be treated by the Parties as Confidential Information. Unless already in the possession of ALMIRALL, FOREST shall provide ALMIRALL with a copy of all documentation submitted to the FDA, including a copy of the Approval documentation. ALMIRALL shall have the right to freely use all information and documentation relating to all Approval Applications and Approvals relating to LAS Monotherapy Products and Combination Products in the countries not included in the Territory. The IND held by ALMIRALL as of the date of this Agreement shall be transferred to FOREST, as soon as reasonably practicable, when so decided by the Joint Development Committee with the intent to avoid any delays in the regulatory strategy in the Territory.

5.4.	Cooperation between the Parties.

(a)
Regulatory Status Updates. FOREST shall be responsible for preparation of the health registration dossier (including without limitation expert reports and overall summaries with the exception of the CMC bulk active section in relation to LAS 34273 which shall be prepared by ALMIRALL) to be used for Approval Applications in the Territory. On a periodic basis, Forest shall prepare a Regulatory Status Update for use by the Parties, which shall be submitted to the JDC setting forth the status of all Approval Applications to be submitted to Governmental Authorities in connection with the commercialisation of the Product in the Territory, including time lines for such submissions. Each such Regulatory Status Update shall be treated as Confidential Information in accordance with Section 12, ALMIRALL agreeing not to unreasonably disclose such Regulatory Status Update to the prejudice of FOREST. Subject to the completion by ALMIRALL of its responsibilities with respect to the CMC bulk active section, FOREST shall make Commercially Reasonable Efforts to finalize the preparation of the health registration dossiers ready for filing the Approval Applications as soon as possible from the Effective Date, in accordance with the Development Plan.

(b)
Data sharing. Each Party shall provide to the other Party without delay, and at least quarterly, copies of all technical, pre-clinical and clinical data and other material data and information for which this Party is responsible relating to or intended to support any Approval Application for a Product or any Product Improvement (including information related to GMP, GLP and/or GCP compliance, and health, safety and environmental data concerning manufacturing plants, in each case to the extent related to a Product, Product Improvement or Additional Indication, but excluding data relating to the CMC bulk active section).

(c)
Regulatory Affairs. FOREST shall (i) submit Approval Applications for the Product, (ii) obtain and maintain Approvals for the Product, and (iii) comply with all regulatory requirements and reporting obligations to Governmental Authorities relating to the Approvals for and commercialisation of the Product in the Territory. FOREST shall perform all such activities in accordance with the Development Plan, Marketing Plan and pricing strategies and guidelines. FOREST shall use its Commercially Reasonable Efforts to proceed with such Approval Applications and undertake to obtain Final Approval in the Territory with the objective of obtaining such Final Approval [***]

(d)
Drug Master File.  In connection with ALMIRALL's CMC responsibilities, ALMIRALL shall prepare and submit a Drug Master File for LAS 34273 and Formoterol Bulk Active Ingredients with the FDA and shall grant FOREST appropriate rights of reference to the DMF for IND and NDA purposes. ALMIRALL shall maintain the DMF in accordance with all applicable regulatory requirements throughout the Term, and will not amend the DMF in a manner which would knowingly cause the Product to fail to comply with the NDA. ALMIRALL shall promptly provide to FOREST copies of substantive communications from the FDA relating to any such DMF. In addition, ALMIRALL shall be responsible to ensure that Supply Co. maintains a Drug Master File with the FDA covering the Device and complying with applicable regulatory requirements, and grants FOREST appropriate rights of reference thereto. ALMIRALL shall provide to FOREST copies of regulatory communications that it may receive from the Supply Co.

(e)
Review and Comment. Any and all such Approval Applications, or other documents or materials intended for submission in connection with Approval Applications or Approvals for a Product, any Product Improvement or Additional Indication in the Territory, must be reviewed and approved in advance by the JDC. FOREST shall, prior to submission to the JDC, provide ALMIRALL with a reasonable opportunity (but not in excess of 3 weeks unless specific circumstances reasonably require a longer period of review) to review and comment upon any Approval Application or part thereof concerning a Product, Product Improvement, or Additional Indication or any pending Approval Application for the Product, Product Improvement or Additional Indication. The JDC shall ensure that all reasonable comments made by the Parties shall be incorporated.

(f)
Meetings. FOREST shall use Commercially Reasonable Efforts to provide ALMIRALL with at least [***] prior notice of all material meetings, conferences and discussions scheduled with any relevant Governmental Authority concerning any Approval Application or Approval relating to the Product to the extent such notice is practicable and in any event shall use its Commercially Reasonable Efforts to provide such notice as promptly as practicable. At all such meetings, conferences or discussions, ALMIRALL shall have the right to attend and participate, either in person or by telephone, to the extent permitted by the applicable Governmental Authority. FOREST and ALMIRALL shall use their respective Commercially Reasonable Efforts to agree in advance on the attendance list and objectives to be accomplished at such meetings, conferences and discussions and the agenda for the meetings, conferences and discussions with the FDA. It is understood by the Parties that if attendance at any meeting, conference or discussion with the FDA is strictly limited, attendance shall be based on expertise in relation to the Product; provided ALMIRALL shall be entitled to have at least one representative present at any such meetings, to the extent permitted by the applicable Governmental Authority.

(g)
ALMIRALL shall provide FOREST access reasonably prior to filing the applications for centralized registration before the EMEA or intended to be filed by ALMIRALL for the Products in the most relevant countries in the European Union (i.e. Germany, France, UK, Italy and Spain), giving FOREST the opportunity to review and make comments on those applications. ALMIRALL will reasonably keep FOREST updated on significant regulatory developments outside the Territory, including, without limitation, updates as to substantive communications to or from regulatory authorities relating to Product manufacturing, safety or efficacy.

5.5.
Regulatory notification.  Without limiting any specific notices required elsewhere herein or pursuant to any Ancillary Agreement, each Party shall notify the other Party promptly (i.e. without delay and with reasonable time to prepare any possible required action) upon:

(a)
receiving any regulatory communication from the FDA, including without limitation any communication with respect to any: (i) safety or efficacy issue with respect to a Product; or (ii) advertising or promotional claims with respect to a Product; or

(b)
receiving information concerning the initiation of any investigation, review or inquiry regarding a Product by the FDA including but not limited to: (i) the need for a remedial action related to one or more batches of a Product (including a recall or withdrawal); (ii) possible detention, seizure of or injunction against distribution of a Product; (ii) the facilities used in conjunction with the manufacturing or distribution of a Product; (iv) the receipt of a report concerning any bacteriological contamination, significant chemical, physical, or other change or deterioration in distributed Product such that it fails to meet the Product Specifications; or (v) the receipt of any complaint concerning suspected or actual Product tampering or the contamination or mix-up with or in the ingredients in any batch, package, or container of a Product; or

(c)	the initiation of any investigation, review or inquiry by the FDA or any other Governmental Authority within or outside the Territory regarding the manufacture and supply of LAS 34273.

If either Party decides that it must communicate with the FDA regarding a Product, then it shall so advise the other Party immediately and, unless prohibited by applicable Laws, provide the other Party in advance with a copy of any proposed written communication with the FDA. For purposes of clarity it is acknowledged that nothing herein shall be construed as limiting a Party's right to communicate with any Governmental Authority or take such other immediate action related to a Product as is it reasonably deems necessary in order to comply with applicable Laws; provided that notification to the other Party is provided as soon as practicable thereafter.

5.6.
Product Improvements.  Product Improvements (other than Additional Indications and any combination products which are subject to regulation in Section 2.2) for the Territory shall only be Developed as recommended and approved by the JDC. During the Term, such Product Improvements shall be Developed subject to the terms and conditions of this Agreement.

5.7.
Development Costs.  FOREST shall be responsible for [***] of Development Costs and ALMIRALL shall be responsible for [***] of Development Costs incurred in accordance with the Development Plan and Development Budget. The parties agree that the Development Costs of both the LAS Monotherapy Product and the Combination Product are expected to cost, in accordance with current estimations, an amount around [***] (internal FTEs not included). Therefore, each Party shall reimburse the other Party the applicable share of participation calculated on the Development expenses incurred, promptly upon being so invoiced by the other Party, it being understood that (i) internal and external Development expenses will be invoiced by the Parties [***] in arrears and that (ii) significant external Development expenses may be invoiced (and payment requested) by each Party at the time when the expenses are reasonably expected to be effectively incurred and paid to the corresponding Third Party, with a Party obligated to make reimbursement making such payment within [***] days of the receipt of any such invoice. Development Costs shall include, without limitation, the following (each to the extent that they are included in the approved Development Budget):

(a)
the cost of materials (including chemicals, reagents, costs of clinical supplies including packing, labeling and comparators, and animals, but no other laboratory supplies or equipment) used in the Development of the Product, Product Improvement or Additional Indication, except for the corresponding quantities of LAS 34273 Bulk Active which shall be supplied by ALMIRALL free of charge;

(b)	Cost of Development FTEs as reviewed and approved by the JDC for Development work approved for reimbursement on an FTE basis;

(c)
costs for outside professional services, such as toxicology, pre-clinical or clinical studies performed by Third Parties, including without limitation, technical development of a Formulation and/or Product, including the costs of related external advisors;

(d)
costs for manufacturing process development (including costs of validation batches and stability work) of a Product, Product Improvement(s) and Additional Indication(s), however, and notwithstanding anything to the contrary established in the Development Plan, allocation of such costs will be done based on intended plant utilization by the Parties;

(e)
any costs relating to Development activities incurred from [***], by ALMIRALL from such date and concerning the Product, whether before or after signature of this Agreement, which costs as of the date hereof are set forth on Schedule C hereto;

(f)	the amount of [***] paid by ALMIRALL to [***] for the performance of the clinical trials set forth on Schedule C hereto.

(g)	such other costs as may be approved by the JDC as part of a Development Plan and Development Budget; and

(h)
any other costs necessary to obtain the initial Approval of the Products, expressly excluding (i) any Phase IV studies, and (ii) any regulatory fees or taxes and costs of compilation or preparation of the dossier or regulatory files (which studies and regulatory costs will be both entirely borne by FOREST), but specifically including any additional activities or studies, not included in the Development plan, especially requested by the FDA as a condition for granting Approval, provided that Development Costs associated therewith will be [***].

[***].

SECTION 6

MANUFACTURING AND SUPPLY

6.1.
Supply of bulk active ingredients.  ALMIRALL (through its respective Affiliates, as appropriate) shall be responsible for the manufacture and supply of LAS 34273 and Formoterol, as bulk active ingredient, to enable the manufacture of an adequate supply of each Product which complies with the applicable Product Specifications (in finished ready-to-use or ready-to-sell form, as applicable) during the Term for purposes of Development and commercialization in accordance with the JMSC recommendations. Each of FOREST and ALMIRALL shall use Commercially Reasonable Efforts to coordinate efforts to assure a smooth supply chain from active pharmaceutical ingredient through finished Product.

6.2.
Cost of Bulk Active Ingredient.  Except to the extent otherwise provided herein with respect to Development activities, the Parties agree that the Cost of Bulk Active Ingredient for LAS 34273 shall be equivalent to [***].  For the Combination Product, the Cost of the Bulk Active shall be the [***].  The Cost of Products of Formoterol is intended to be in line with the generic market prices.

6.3.
Second Source Facility: Buffer Stock.  Not later than [***] months following the first Launch of a Product and thereafter during the term of the Agreement, ALMIRALL shall have qualified and shall maintain the qualification of at least one additional manufacturing site to assure a secondary and back-up source of supply of FOREST's requirements of Bulk Active LAS 34273. Such secondary facility shall comply with all applicable laws and regulatory requirements and have quality and reliability standards sufficient to permit its lawful use as a source of supply for LAS 34273 under this Agreement. Beginning on the date which is approximately [***] prior to the first Launch of a Product, ALMIRALL shall maintain buffer stock of LAS 34273 Bulk Active Ingredient which shall represent at least [***] (the "Minimum Buffer Stock") of FOREST's anticipated requirements of the LAS 34273 Bulk Active Ingredient. In addition, ALMIRALL shall use Commercially Reasonable Efforts to maintain or cause Third Party suppliers to maintain reasonable buffer stocks of the Device (at FOREST's cost to the extent borne by ALMIRALL) and Formoterol Bulk Active Ingredient for the Territory. Information about buffer stock levels will be periodically provided to the JMSC.

6.4.
Shortage of bulk active.  Without limiting ALMIRALL's obligations pursuant to Section 6.3, in the event that at any time during the Term either FOREST or ALMIRALL determines that the materials and/or resources (including without limitation access to manufacturing lines and other facilities for use in performance of such activities) necessary for the manufacture and timely delivery of then current forecasted requirements of LAS 34273, Formoterol or the Device, respectively, are, or are reasonably anticipated to become, in short supply, it shall promptly notify the other Party of such shortage or anticipated shortage. As soon as practicable following such notice, the JMSC shall meet to discuss and recommend to the Parties for review and subsequent approval an appropriate course of action to address such shortage including, without limitation, the granting by ALMIRALL of such licenses and the furnishing, subject to appropriate safeguards of confidentiality, of such technology transfer as may be required to permit a Third Party to manufacture FOREST's requirements of LAS 34273 if necessary to reasonably assure a continued and uninterrupted supply. In connection with any such license, the Parties shall adjust the royalties payable hereunder, if necessary, so as to assure that the cost to FOREST of LAS 34273 does not exceed the cost to FOREST provided herein. During any period of such shortage, ALMIRALL shall [***]

In the event of any such shortage ALMIRALL shall [***]

6.5.	Manufacture and supply of Products

(a)
FOREST shall be responsible for the Pharmaceutical Manufacture of the Product and release for its commercialisation in the Territory. The LAS 34273 or Formoterol bulk actives for the Product shall be supplied by ALMIRALL in accordance with Section 6.1 and 6.2. FOREST shall acquire all its requirements of LAS 34273 and Formoterol from ALMIRALL. Promptly following the date hereof, the Parties will negotiate and execute a standard technical agreement with respect to the manufacture and supply of Bulk Active Ingredient which shall be consistent with the terms and conditions of this Agreement and which shall contain customary details relating to the supply of bulk pharmaceutical ingredients (i.e., testing and acceptance, provision of certificates of analysis, quality control, maintenance and right to audit related documentation).

(b)
Notwithstanding the provisions of subsection (a) above, ALMIRALL shall be responsible for Pharmaceutical Manufacture of the Product for Development purposes to the extent that it reasonably appears likely that FOREST's facilities will not be fully qualified in order to comply with the Development timelines contemplated hereby. In any such event, Product will be supplied to FOREST for Development purposes (subject to Development Cost sharing as provided herein) at [***]. FOREST shall use Commercially Reasonable Efforts to complete its facilities qualification as promptly as practicable. Notwithstanding the preceding, in the event that ALMIRALL's facilities are qualified and available prior to qualification of FOREST's facilities, ALMIRALL will supply commercial quantities (subject to capacities) for a reasonable transition period with the objective of enabling the parties to achieve the expected commercialisation timelines. The specific arrangements will be discussed in greater detail at the JMSC.

(c)
If requested by ALMIRALL, FOREST shall also perform Pharmaceutical Manufacturing of the Products (at a price equivalent to [***]) and supply them to ALMIRALL or its designated Affiliates and/or licensees for any countries outside the Territory. ALMIRALL will supply necessary components at [***]. The specific arrangements will be discussed in greater detail at the JMSC.

(d)
ALMIRALL shall separately supply (or be responsible to assure that Supply Co. supplies) the inhalation Device (including the empty cartridge) to be used in the Pharmaceutical Manufacture of the Product, at [***].

(e)
The JMSC shall be responsible for the periodic review and assessment of the capabilities and anticipated future performance of Supply Co, FOREST, ALMIRALL and any Third Party contractors engaged in activities related to the manufacture, distribution and supply of Products in the Territory, to identify any actual or potential risks in the supply chain for Products. The first such assessment shall be conducted promptly upon signature of this Agreement for each Product, with subsequent assessments (if any) being conducted on an as needed basis, as determined by the JMSC. The assessments shall include recommendations on performance standards, actions and/or contingency plans to address actual or potential risks in the supply chain identified by the JMSC, such as inventory shortfalls and other manufacture and supply issues related to the Products, LAS 34273 or Formoterol, including management of supply chain activities.

6.6.
Cost of Products.  For the purpose of calculating the Cost of Products, a standard costing approach is to be applied. Such standard costs include the following types of expenses: (i) direct materials; (ii) direct labor; (iii) indirect manufacturing costs (but not including corporate, general or administrative overheads); and (iv) quality assurance, in each case recognized in accordance with GAAP.

6.7.
Forecasts.  In the first five natural days of each quarter (the first time at least [***] prior to the anticipated Launch of the Product(s)), FOREST shall provide ALMIRALL with the rolling forecast of its expected requirements of the Bulk Active (separately for the LAS Monotherapy Product and the Combination Product) and the Devices over the next [***] period. FOREST will update such forecasts more frequently in the event of significant changes in expected requirements. The quantities for the first [***] communicated on each rolling forecast will be considered as firm orders for the months indicated, and the quantities for the [***] will be binding in a range of [***].  ALMIRALL undertakes to supply the indicated quantities. In addition, ALMIRALL will use Commercially Reasonable Efforts to supply additional quantities of Bulk Active (LAS and Formoterol Bulk Active Ingredient) and Devices when ordered by FOREST, but it shall not be obliged to supply, during each month, any quantities exceeding [***] of the corresponding monthly binding and firm forecast.

6.8.
Failure to Supply.  In the event of any failure to supply, or anticipated inability to supply (including, without limitation, a failure to maintain the Minimum Buffer Stock), with respect to binding orders for supplies of Product, inhalation Devices, LAS 34273 and Formoterol, by Supply Co or the responsible Party, as applicable, in addition to the provisions set forth above and in addition to any remedies otherwise provided by this Agreement, the Parties shall implement the appropriate JMSC approved contingency plans and/or take such other appropriate action as necessary to ensure, to the fullest extent practicable, the continued supply of Product, which may include, without limitation, using a qualified second source of manufacture for Product, inhalation Devices, LAS 34273 and Formoterol, as applicable.

6.9.
Quality Assurance.  ALMIRALL shall ensure that all supplies of LAS 34273, the Device, Formoterol and finished Product (to the extent supplied by ALMIRALL pursuant to Section 6.5(b) hereunder) provided for use in the manufacture of Product meet all applicable specifications (including the Product Specifications) and GMP standards, and that it has complied with all proper quality assurance and quality control procedures. FOREST, ALMIRALL, Supply Co and any Third Party manufacturer or supplier acting on their behalf shall retain batch data records and quality control certificates for each batch of LAS 34273 and Formoterol and Product, as applicable, and such records shall be retained for the longest period required by applicable Laws. Supply Co and each Party must inform the other Party of any observations from Governmental Authorities concerning the manufacturing facilities and quality processes used in connection with the manufacture of Product or LAS 34273 and Formoterol used in the manufacture thereof. All such manufacturing facilities, including those of Third Parties, must comply with all applicable Laws, including without limitation local health, safety and environmental laws and regulations. In addition, FOREST shall comply with current Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices as required by Governmental Authorities in the Territory and shall make all facilities, books and records available to audit by the ALMIRALL or Governmental Authorities as provided in Section 3.5(a)(ii). Each of ALMIRALL and FOREST, respectively, shall have the responsibilities set forth above with respect to Third Party manufacturers or suppliers with which it contracts for purposes of this Agreement, including the responsibility to assure compliance by such Third Party manufacturers with the standards set forth herein.

6.10.	Recalls and other remedial action

(a)	If one Party is aware that a recall, withdrawal or other remedial action is or may be required by Laws, it shall immediately notify the other Party.

(b)
Either Party shall have the right to request a recall or withdrawal of a Product in the Territory upon notice to the other Party. The Parties shall immediately meet to discuss in good faith the reasons for the recall or withdrawal. FOREST shall be responsible for initiating the recall or withdrawal in the Territory, which will be performed in accordance with prevailing industry practices and in accordance with laws. FOREST shall not perform any recall without the prior approval by ALMIRALL, provided that (i) FOREST shall have the right to implement any such recall, when required by law, subject to prior notice and consultation with ALMIRALL to the extent practicable and (ii) FOREST shall have the right to perform any such recall when required by generally prevailing industry standards in the Territory, provided that in such event, FOREST shall consult regarding such recall with ALMIRALL, which consultation will be previous to the recall except when not practicable.

(c)	In the event of a recall, withdrawal or other remedial action, ALMIRALL shall give any and all necessary assistance as reasonably requested by FOREST.

(d)
FOREST shall be responsible for all of the direct and indirect costs of a recall, withdrawal or other remedial action related to Product, unless and to the extent such recall, withdrawal or other remedial action is caused by (i) the negligence or intentional misconduct of ALMIRALL or its Affiliates, or (ii) ALMIRALL's breach of one or more representations or material obligations under this Agreement or an Ancillary Agreement. Apart from the above and any liability applicable under Section 11 below, no compensation of any sort whatsoever shall be payable by FOREST to ALMIRALL and vice versa.

SECTION 7

MARKETING, PROMOTION & SALE

GENERAL

7.1.
Marketing and Promotion of Products.  FOREST shall use its Commercially Reasonable Efforts for Pre-Marketing Activities and to promote, market and sell the Products in the Territory. Subject only to the terms of the Co-Promotion Rights provided by Section 2.1(d), all costs and expenses for promotional and marketing activities of the Products in the Territory will be entirely borne by FOREST.

7.2.	Marketing Plans.

7.2.1.	Marketing Plan:

7.2.1.1.
Each Marketing Plan shall set forth, with respect to the applicable annual period, a description of strategy and positioning implementation for the Products in the Territory and the key marketing issues for the Products in the Territory in the following operational sub-plans (whether or not specifically designated as such):

a)
a "Promotional Plan" that specifies the Promotional Materials to be used by FOREST in conducting Promotional activities with respect to the Products and the applicable Product message; the Promotional Plan will take into consideration the international nature of the Product and therefore, whenever possible, will conform to the global positioning guidelines approved by the Joint Marketing Committee for the Territory.

b)	an A&P Expense budget that specifies the type and amount of A&P Expenses to be incurred for performing required marketing activities;

c)	a US Phase IV Study plan that specifies the US Phase IV Studies to be conducted;

d)
a "Strategic Targeting Plan" that specifies Detailing strategy and obligations of FOREST on a [***] basis, including (i) the "call deck" size (i.e., the number of Target Prescribers contemplated by the Marketing Plan) to be called on); (ii) identification and prioritization of Target Prescribers by deciles; (iii) reach and frequency expectations for the Target Prescribers in each [***]; and (iv) the number of sales representatives to be promoting the Product and the PDEs for each Product to be performed in each [***], it being understood that for the first [***] following the initial Launch of each of the Products [***] it being also understood that the applicable [***];

e)
a "Sample Plan" that specifies on a [***] basis (i) the aggregate number of Product samples to be distributed, (ii) the form, content and timing of utilization and management audit reports with respect to Product sampling activities, and (iii) such other matters related to Product sampling as the Brand Team deems necessary or appropriate;

f)	a "Managed Care Plan" that outlines the contracting strategy for managed care market segments;

g)	rolling annual sales forecasts (by format and divided into monthly periods) for the Products to be updated on a [***] (or more frequently if determined by the Brand Team); and

h)	such other plans relating to the marketing and Promotion of the Products in the Territory as the Brand Team deems necessary or appropriate.

7.2.1.2.
Without limiting the generality of the foregoing, FOREST agrees that in each of the first [***] periods following the Launch of the first of the Products, FOREST (i) will provide [***], and (ii) will incur [***]

7.2.2.	Preparation of Marketing Plans:

7.2.2.1.
FOREST shall solicit input from ALMIRALL, through the Brand Team, and prepare a draft of the initial Marketing Plan for presentation to and approval by the Joint Marketing Committee [***]  The Parties intend to finalize the initial Marketing Plan approximately [***] months prior to the Launch of the Product.

7.2.2.2.
Each subsequent annual Marketing Plan shall be prepared by FOREST and submitted to the Joint Marketing Committee as soon as available prior to the beginning of the annual period covered by such Marketing Plan.

7.2.3.	Amendment of Marketing Plans: The Joint Marketing Committee from time to time may amend any Marketing Plan.

7.3.
Distribution and sale of Product.  FOREST shall be responsible for the distribution and sale of Product in the Territory. Product pricing in the Territory, including, without limitation, the timing of pricing changes, requests for reimbursement and the offering of any discounts or rebates, shall be prepared by FOREST in a manner consistent with the then current approved Marketing Plan. FOREST shall be solely responsible for negotiating any Price Approval required in the Territory, if any, or any adjustments thereto, with the relevant local Governmental Authority consistent with the approved Marketing Plan and pricing strategies and guidelines approved by the Joint Marketing Committee. FOREST shall promptly provide ALMIRALL with copies of all correspondence with Governmental Authorities with respect to such Price Approvals, and ALMIRALL shall be notified of and (except when precluded by Laws) be entitled to attend all such negotiations. Additionally, FOREST shall be responsible for negotiating pricing and contracts for the sale of Product with managed care companies and Governmental Authorities consistent with the approved Marketing Plan and pricing strategies and guidelines discussed by the Parties. FOREST shall give due consideration to ALMIRALL's comments on any such strategies and guidelines.

7.4.
Samples.  Samples shall be distributed in accordance with the current approved Marketing Plan. Subject to the following provisions of this Section, the corresponding Formoterol Bulk Active and Devices to be used in the production of the samples shall be provided by ALMIRALL to FOREST [***] and the LAS 34273 Bulk Active will be provided by ALMIRALL [***]  As an especial contribution by ALMIRALL to the marketing activities of FOREST, ALMIRALL will supply [***] a portion equivalent to [***] of the total Bulk Active utilized in free samples distributed by FOREST in the Territory. FOREST shall use the samples strictly in accordance with the then applicable, approved Marketing Plan and shall store and distribute samples in full compliance with all applicable Laws, including the requirements of the PDMA. FOREST shall maintain those records required by the PDMA and all other Laws and shall allow representatives of ALMIRALL a reasonable opportunity to inspect such records and storage facilities for the Product samples on request as well as the corresponding records and books of FOREST to confirm the applicability of the foregoing [***]  FOREST shall be solely responsible for the filing with the FDA or any other relevant regulatory Governmental Authorities of any necessary reports in connection with the PDMA or all other corresponding Laws.

7.5.	Field Forces.

(a)
Field Force Activities. In the promotion of the Product in the Territory, FOREST shall provide such internal administrative and logistical support of its Sales Representative field force as is usual and customary in the pharmaceutical industry in the Territory, consistent with its normal practices. FOREST shall diligently promote the Product in the Territory in accordance with the then approved Marketing Plan. Such efforts shall include, without limitation, performing the following types of activities, each in accordance with the approved Marketing Plan:

(i)	training, maintaining and managing Sales Representatives to Detail target physicians, pharmacists, potential purchasers and other health care Professionals, including;

(ii)	distributing samples and Promotional Materials through each Party's respective Sales Representatives or other customary methods;

(iii)	subject to Section 7.11, responding to inquiries regarding the Product (other than consumer and medical inquiries);

(iv)	providing administrative support services (such as an electronic territory management system, where applicable); and

(v)	setting, monitoring and implementing Sales Representative incentives related to the Promotion and sale of Product.

(b)
Contract Sales Force. FOREST shall not be entitled to discharge more than [***] of its annual Detailing obligations for the Product in the Territory by engaging a Contract Sales Force. FOREST may only retain a Contract Sales Force to provide more than the allowed percentage of its annual Detailing obligations with the prior written consent of ALMIRALL. If FOREST retains a Contract Sales Force, FOREST shall be responsible for all costs associated with retaining such Contract Sales Force and for the Contract Sales Force's compliance with this Agreement, including, without limitation, the training and monitoring of such Contract Sales Force and ensuring compliance with all applicable Laws.

(c)
Sales Force Incentives. For each of the [***] periods after Launch, and subject to changes in customary practices for pharmaceutical sales force incentive compensation between the date hereof and the time of the Launch of each Product, incentive compensation provided to FOREST's sales representatives shall be directly related to the percentage of time that the relevant FOREST sales force is required to devote to Promotion of the Product.

7.6.	PDE Requirements:

7.6.1.	Performance of PDE's:

7.6.1.1.	In [***] after the Launch of each Product, FOREST shall perform [***].

7.6.1.2.	In [***] after the Launch of each Product, FOREST shall ensure that [***]

7.6.2.	Failure to Perform Required Number of PDEs:

7.6.2.1.
Without limiting the generality of the foregoing, FOREST agrees that the failure by FOREST to perform [***] as set forth in Section 7.2.1.2 applicable to any [***] shall be deemed a material breach of this Agreement by FOREST, entitling ALMIRALL to the remedies for breach provided herein and by applicable law.

7.6.3.
Notwithstanding anything to the contrary set forth herein, in the event of any unexpected situation from and after the date hereof (including situations which arise or become materially more significant after the date hereof) that is material and changes substantially the market potential for the Product or the commercial value of Detailing efforts, and [***] then the Promotional commitments shall be increased or reduced (as the case may be) to a then commercially reasonable level mutually agreed in good faith by the Parties.

7.6.4.
Permissible PDEs. For purposes of determining compliance by FOREST with any of its [***] PDE performance requirements set forth in this Agreement, (a) PDEs [***] and (b) PDEs [***] shall not be taken into account except, in each case, to the extent contemplated by specific programs in the applicable Marketing Plan, as otherwise agreed by the Joint Marketing Committee or in response to specific Promotional developments affecting the Product or its competition.

7.7.	Training and briefing

(a)	FOREST shall [***] provide training to its sales representatives adequate to perform its obligations hereunder.

(b)
If FOREST organizes Product-related meetings of its employees (such as launch meetings or periodic briefings of its Sales Representatives) with respect to each Product, it shall give ALMIRALL advance notice of such meetings, at least [***] in advance. If requested by ALMIRALL, FOREST shall permit representatives of ALMIRALL to attend and participate in such meetings or such portions thereof which relate to the promotion of the Product [***].

7.8.
Promotional Materials.  FOREST shall only use approved Promotional Materials and only conduct marketing and promotional activities for each Product which, in each case, are provided for in, or consistent with, the relevant approved Marketing Plan. FOREST shall have primary responsibility for the preparation of Promotional Materials intended for use in the Territory, and shall ensure that all such Promotional Materials are consistent with the approved Marketing Plan and comply with all applicable Laws. FOREST shall submit drafts of principal Promotional Materials for review by the Brand Team and will not utilize Promotional Materials inconsistent with such materials without prior review by and discussion with the Brand Team.

7.9.
Promotional claims/Compliance.  FOREST shall not make any medical or promotional claims for a Product beyond the scope of the relevant Approval(s) then in effect for such Product or that are beyond the scope of or inconsistent with the approved Marketing Plan and Promotional Materials. When distributing information related to a Product or its use (including information contained in scientific articles, reference publications and publicly available healthcare economic information), FOREST shall comply with all applicable Laws and Industry Codes of Ethics of Conduct (including the Pharmaceutical Research Manufactures of America Code on interactions with Healthcare Professionals)

7.10.	Reporting and Auditing.

The Parties shall agree on an electronic reporting format which would enable ALMIRALL to review and monitor the business information related to the Product (subject only to information which FOREST is prohibited from disclosing due to licensing obligations to Third Parties). The contents of the information to be reported will be further agreed by the Parties (but not later than 18 months after the Effective date), taking into account the customary information and data used by pharmaceutical companies to monitor commercial and marketing activities and expenses of their organizations and sales forces and also such other information and data normally used by FOREST for these purposes. The Brand Team will be responsible for implementation and approval of such reporting format.

7.10.1.	Tracking Reports:

7.10.1.1.
PDE Reports: FOREST shall provide ALMIRALL such additional information and reports concerning Detail activity hereunder at the times and in the manner specified in the Marketing Plan; provided that (a) no less often than [***] during the first [***] after the Launch of each Product and (b) no less often than [***] thereafter, FOREST shall submit to ALMIRALL a written report containing the following information with respect to such [***], as the case may be:

a)	the total number of PDEs performed for each Product;

b)	[***]

c)	[***]

7.10.1.2.
Promotional Reports: FOREST shall provide to ALMIRALL and to the Brand Team a [***] Promotional Report. This report should include at least (a) detailed A&P expenses and allocation (b) detail of samples distributed by Product and Target Prescribers. This report should allow an easy comparison between planned and executed activities for the previous period as well as planned activities and expenses for the next period. In addition FOREST shall keep the Brand Team informed regarding the activities of its Sales Representatives in Promoting the Product in the Territory, including information relating to market developments, competitive intelligence, acceptance of the Product, Product complaints and similar information.

7.10.1.3.	Sales Reports:

a)
During the first [***] after the Launch of each Product in the Territory, FOREST shall provide to ALMIRALL [***] sales performance reports, indicating the gross sales and estimated Net Sales (and adjustments thereto), detailed by Product and format. After that period, such reports will change to a [***] basis unless decided and agreed by the Parties. The reporting of units sold should be done on a [***] basis from the Launch of each Product, detailed by Product and format.

b)
For financial purposes, and during the Term, FOREST shall provide to ALMIRALL summary [***] reports detailing its Net Sales (and adjustments thereto), Cost of Products sold, and Promotion Expenses with respect to the Product in the Territory. All reports generated pursuant to this Section 7.10 shall be in such level of detail so as to reasonably enable ALMIRALL to independently verify FOREST's rights and obligations under this Agreement. The format and timing for such reports shall be as approved by the Brand Team.

7.10.2.	PDE Audits:

7.10.2.1.
Subject to Section 7.10.2.2., no more than once during any [***] consecutive month period during the first [***] after the Launch of each Product, ALMIRALL shall have the right to engage an Auditor to conduct an audit of FOREST Detailing activities to confirm the accuracy of the Detail and PDE related-information contained in the reports delivered by it pursuant to Section 7.10.1.1. Subject to Section 7.10.2.2., such audit shall be at ALMIRALL's expense

7.10.2.2.
If the results of such audit identify an overstatement of PDEs in such reports by [***] or more in any [***], then FOREST, in addition to its other obligations under this Agreement, shall bear the expense of such audit and shall implement promptly corrective actions reasonably acceptable to ALMIRALL to ensure accurate reporting thereafter. At any time within [***] after the completion of an audit that identifies an overstatement of PDEs by [***] or more in any [***], ALMIRALL shall have the right to engage the Auditor to conduct, at FOREST expense, a subsequent audit of the Detailing activities, to ensure that the reporting deficiencies have been corrected.

7.11.
Launch.  FOREST shall launch each Product in the Territory, as soon as possible but not later than [***] days after obtaining the corresponding Approval (including, for this purpose, the Approval of Launch promotional materials), provided that FOREST has available Launch quantities of finished Product. FOREST agrees to use Commercially Reasonable Efforts to manufacture Launch quantities or order specific components when commercially reasonable to do so. FOREST undertakes to promptly communicate to ALMIRALL the dates of Launch of the Products and the wholesale and retail prices of the Products to be marketed, as well as any further modification.

7.12.
Package samples.  From time to time when ALMIRALL so requires it, and in any case before Launch of the Products and at the time of any modification to the Product's packaging, FOREST undertakes to send to ALMIRALL up to [***] package samples of each Product being marketed in the Territory.

7.13.
[***].  FOREST agrees that the failure [***] periods following the initial Launch of the Product shall be deemed a material breach of this Agreement by FOREST, provided that FOREST shall have the right to cure the breach for the [***] period by [***]

7.14.
Competing Product for Commercialisation.  Neither Party shall distribute, co-promote, co-market or otherwise be involved in the distribution, marketing, sale or promotion of any Competing Product in the Territory until the first to occur of (i) [***] (ii) [***] or (iii) [***].

Additionally, FOREST shall not distribute, co-promote, co-market or otherwise be involved in the distribution, marketing, sale or promotion of [***]

The preceding shall not be deemed to prevent FOREST from distribution, marketing, sale or promotion of (i) any pharmaceutical specialities marketed by FOREST in the Territory before the date of the offer by ALMIRALL pursuant to Section 2.2.3(1) above and (ii) the [***] currently in clinical development pursuant to [***].

7.15.
Marketing of authorized generic.  FOREST will have the right to launch an authorized generic version of the Product and Combination Product, in addition to the Product(s), at such time [***] In lieu of royalties in respect of such authorized generic, ALMIRALL compensation on the commercialisation of the authorized generic versions of Product and Combination Product by FOREST will be [***] During the commercialisation of the authorized generic versions, FOREST will purchase and ALMIRALL will supply the Bulk Active Ingredient of LAS 34273 and Formoterol for purposes of the authorized generic version only at a cost equivalent to [***]; and further provided that, following the expiration of the foregoing period [***], FOREST shall be entitled to [***]  ALMIRALL will also supply the required Devices at [***].

SECTION 8

PHARMACOVIGILANCE AND SAFETY EXCHANGE

8.1.
Exchange of Safety Information.  The Parties shall establish procedures for the exchange and reporting of all adverse events related to the Product, which shall be governed by an Adverse Event Reporting agreement (the "AE Agreement"), which shall be an Ancillary Agreement. Such procedures and the AE Agreement shall be established within [***] months of the Effective Date.

8.2.	Territory Responsibility

(a)	Each Party shall designate a qualified/appropriate person responsible for Pharmacovigilance to ensure proper communication and adherence to the "AE Agreement".

(b)
Each Party shall be responsible for (i) the collection of adverse event reports for the Product reported to that Party in their respective territories, (ii) the notification to the other Party of such reports in accordance with the terms of the AE Agreement, (iii) the timely submission of individual written reports to the relevant Governmental Authorities in compliance with applicable Laws in their respective territory or as otherwise detailed in the AE Agreement, (iv) the timely submission of Periodic Safety Update Reports, (v) the answering to Pharmacovigilance related questions, and (vi) all notifications and communications with the appropriate Governmental Authorities related to Pharmacovigilance, as appropriate.

For so long as the AE Agreement is not signed, all serious adverse events and reactions, whether believed due to the Product or not, will be transmitted to the other Party as promptly as possible and in any event within [***] of first knowledge of the event/reaction except for deaths which will be transmitted within [***] and all aggregate reports (e.g., IND annual reports, NDA periodic reports, PSURS etc.) submitted to a Regulatory Authority will be transmitted to the other Party within [***] of transmission to the Regulatory Authority. All questions from and responses to a health authority will be transmitted to the other Party within [***] of receipt/transmission.

(c)
Each Party and its Affiliates shall make any effort to promptly obtaining any follow-up information to the initial report from the reporter. The Parties and their Affiliates shall promptly inform each other of any safety issues in a time and manner sufficient to permit the Parties to comply with their respective legal and regulatory responsibilities.

8.3.
Safety Database.  ALMIRALL shall maintain the global safety database for the Product, shall process all individual case safety reports (ICSR), and shall make the global safety database available to FOREST in accordance with the terms of the AE Agreement to ensure regulatory compliance in the Territory.

SECTION 9

INTELLECTUAL PROPERTY

9.1.	Patent ownership and prosecution. Subject to FOREST’s rights pursuant to this Agreement, ALMIRALL shall own all rights, title and interest in the ALMIRALL Patent Rights.

Upon obtaining of Approval by any Governmental Authority, ALMIRALL agrees to file an application for any patent term extension which may be available. FOREST shall cooperate with ALMIRALL in the preparation, filing and obtaining of any such patent term extensions (including Supplementary Protection Certificates) in the Territory.

9.2.
Trademarks ownership and license.  The Parties shall select one or more Product Trademarks (including back-up trademarks) for each Product recommended by the Brand Team for use throughout the Territory. The Product(s) shall each be promoted and sold under the Product Trademark(s).

(a)
ALMIRALL shall be the owner of any trademark to be used in the Territory for LAS Monotherapy Product(s) and Combination Products, and of any e-trademarks, domain names, including domain names that contain such trademarks, trade dress, service marks, copyrights for the Product, or goodwill associated therewith. ALMIRALL shall pay the fees for maintenance of ALMIRALL Trademark Rights in the Territory at its own expense.

(b)
ALMIRALL hereby grants to FOREST an exclusive license to use ALMIRALL Trademarks Rights in connection with FOREST’s promotion activities in accordance with and during the Term of this Agreement. Upon request by FOREST or ALMIRALL (as the case may be), each Party shall (or shall cause its Affiliates, as appropriate, to) execute such documents as may reasonably be required by the other Party for the purpose of recording the above licenses with any Governmental Authority.

(c)
FOREST shall include the logo and corporate name of ALMIRALL on all packaging materials and any other materials relating to Products, including Promotional Materials, with the wording “under license of ALMIRALL”. The parties shall agree in good faith on the size and position of the references to the name of ALMIRALL in any such materials, it being understood that if the parties fail to agree with that respect, size and position of the references to the name of ALMIRALL and FOREST in any such materials shall be similar in location, preeminence and proportion. All packaging materials and any other materials relating to Products shall use ALMIRALL’s trade dress and logo, to the extent legally permissible in the relevant jurisdiction. The provisions of this Section shall be modified by the Parties to the extent required to be consistent with regulatory requirements applicable to the Product in the Territory.

(d)	ALMIRALL shall not utilize the Trademark anywhere in the world (except in connection with its rights and obligations under this Agreement) without FOREST’s prior written approval.

9.3.	Corporate logos. Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names and logos.

9.4.	Ownership of Newly Created Intellectual Property

During the Term of this Agreement, each of ALMIRALL and FOREST shall keep the other Party fully informed with respect to any new intellectual property (including, without limitation, data, discoveries, technical information, Know-how, patents, patent applications, proprietary information, trade secrets and inventions) invented, discovered or generated by it or its Affiliates, agents or employees resulting from Development activities. All intellectual property (including, without limitation, data, discoveries, technical information, Know-how, patents, patent applications, proprietary information, trade secrets and inventions) directly relating to LAS 34273, Monotherapy Product(s) or Combination Product(s) and the Device resulting from Development activities during the Term of this Agreement shall be owned by ALMIRALL; provided that FOREST (and its Affiliates) shall be entitled to use such intellectual property (which shall be deemed included in the license granted to FOREST hereby) for the purposes of fulfilling its rights and obligations under this Agreement. ALMIRALL shall retain the right to use (by itself, its Affiliates and/or its licensees) any intellectual property of FOREST which may be used with LAS 34273, Monotherapy Product(s) and/or Combination Product(s), free of any charge. Any intellectual property invented by FOREST not exclusively related to any of LAS 34273, Monotherapy Product(s) or Combination Product(s), shall be owned by FOREST, provided also that ALMIRALL shall have a perpetual, worldwide (subject to FOREST rights under this Agreement) and royalty-free right to use by itself, its Affiliates and/or licensees in connection with any of LAS 34273, Monotherapy Product(s) or Combination Product(s).

Intellectual property created jointly by ALMIRALL and FOREST will be treated in a manner consistent with the foregoing (i.e., it shall be owned by ALMIRALL subject to FOREST’s license hereunder and, in the event not exclusively related to LAS 34273 Monotherapy Product or Combination Product, FOREST may retain its joint ownership interest, subject to the perpetual, royalty-free license to ALMIRALL as described above).

Any intellectual property related to the Device shall be owned by ALMIRALL.

9.5.
Exchange of information regarding intellectual property rights; Cooperation.  Each Party shall provide immediate notice to the other in the event that such Party becomes aware of any information regarding the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving the other Party’s patents and/or trademarks, and/or their term extensions, in the Territory. Irrespective of intellectual property ownership, each Party will provide the other with copies of, and a reasonable opportunity to comment on, proposed filings, patent prosecution strategies and proposed correspondence with patent officials or other Third Parties relating to such patents, including, without limitation, with respect to matters relating to the validity of ALMIRALL Patent rights or relating to interference proceedings or proceedings for re-examination or reissuance. Comments furnished by the other Party will be duly considered and shall not be unreasonably rejected.

9.6.	Litigation, suits and/or claims.

(a)
Prosecution of infringers. In the event that ALMIRALL or FOREST becomes aware of any actual, apparent or threatened infringement of an ALMIRALL Patent Right in the Territory, ALMIRALL or FOREST, as the case may be, shall promptly notify the other Party in writing and shall provide the other Party with all available evidence supporting such known or suspected infringement. ALMIRALL shall have the first right to bring and direct any legal or other action against any Third Party, including any settlement negotiation or proceeding.

Should ALMIRALL not commence a particular legal or any other action against the Third Party within [***] (or such shorter period as reasonably required to prevent the forfeiture or waiver of material legal rights), FOREST upon notification in writing to the ALMIRALL, shall be entitled, if allowed by Law, to bring such infringement action. The Party conducting such legal action shall have full control over such action. In any event, ALMIRALL and FOREST shall assist one another and cooperate in any such action or litigation at the other’s request and shall [***] the corresponding litigation expenses so incurred. The Party conducting the legal action against the alleged infringer shall keep the other Party reasonably informed as to important developments of such action. No settlement, consent or other voluntary final disposition of any action against infringers may be entered into without the consent of each Party, which consent shall not be unreasonable withheld or delayed.

Notwithstanding the preceding, with respect to acts of infringement comprising the filing of an Abbreviated New Drug Application by a Third Party seeking approval of a generic version of a Product (an “ANDA Filing”) the Parties shall cooperate and [***] as required to jointly initiate and control any infringement action. Recoveries resulting from actions against patent infringers shall be allocated as follows: first, to reimburse the plaintiff’s costs and expenses in bringing and maintaining such action; next, to reimburse the other Party’s costs and expenses in cooperating with or participating in such actions; and next, any remaining amounts shall be [***]

(b)
Third Party infringement suit. In the event of the institution of any suit by a Third Party against ALMIRALL and/or FOREST and/or any of their respective Affiliates for patent infringement involving the manufacture, use, import, sale, offer, distribution or marketing of the Products in the Territory, the Party sued shall promptly notify the other Party in writing. Each Party shall have the right to defend any suit brought against it or its Affiliates at its own expense, but shall, at all times, take into consideration the views and technical considerations of the other Party . ALMIRALL and FOREST shall assist one another and cooperate in any such litigation at the other’s request without expense to the requesting Party. No settlement, consent or other voluntary final disposition of any action by Third Parties may be entered into without the consent of ALMIRALL, which consent shall not be unreasonable withheld or delayed. The Parties shall share the costs of any such action, including any royalty obligations or recoveries awarded in favor of a Third Party, [***].

9.7.
Trademark infringement.  The Parties shall promptly notify each other of the use by any Third Party of the Product Trademarks or any trademark similar to the ALMIRALL Trademark Rights. ALMIRALL shall have the right to take any legal or any other action against such Third Party at its own expense to attempt to avoid such infringement. Should ALMIRALL decide not to take action against such Third Party, FOREST may bring any legal action against such Third Party, in the holder’s name if required by Law. In any event, the Parties shall assist one another and cooperate in any such litigation at the other Party’s request and shall [***] the corresponding litigation expenses so incurred.

9.8.	Information regarding litigation procedures. The Parties shall keep one another informed of the status of and of their respective activities regarding any litigation concerning the Products.

9.9.
No implied rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right, title or interest in or to the Patent Rights, Know-how or Trademark Rights of the other Party.

SECTION 10

REPRESENTATIONS AND WARRANTIES

10.1.	Due organisation, valid existence and due authorisation. Each Party hereto represents and warrants to the other Party as follows:

(a)	it is duly organized and validly existing under the Laws of its place of incorporation;

(b)	it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement;

(c)
the execution and performance by it of its obligations hereunder shall not constitute a breach of, or conflict with, its organizational documents nor any other material agreement or arrangement, whether written or oral, by which it is bound;

(d)	it has complied in all material respects with all Laws, regulations, orders, judgments or decrees of any domestic or foreign court or Law applicable to it;

(e)
no representation or warranty made in this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary in order to make the statements contained herein or therein not false or misleading;

(f)	this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to applicable Laws of bankruptcy and moratorium); and

(h)
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee in connection with this Agreement or the transactions contemplated hereby based on arrangements made by it or on its behalf.

10.2.	ALMIRALL's Intellectual Property. ALMIRALL represents and warrants to FOREST that, as of the Effective Date:

(a)
it owns or, to the best of its knowledge, has all necessary licenses or rights within its jurisdiction for the Territory to the subject matter claimed by the ALMIRALL Patent Rights, and that there are no issued Third Party patents in the Territory having a Valid Claim which would restrict or prevent the Parties ability to make, use or sell a Product. To the best of ALMIRALL's knowledge, there are no published patent applications as of the date hereof which, if issued, would contain claims which would restrict or prevent the Parties' ability to make, use or sell a Product [***]

(b)	the rights granted to FOREST and its Affiliates hereunder do not, to ALMIRALL's knowledge, conflict with rights granted by ALMIRALL to any Third Party; and

(c)
neither ALMIRALL nor any of its Affiliates has received any notice concerning any claims of ownership, inventorship or patent infringement from any Third Party (including, for this purpose, current or former employees, consultants or other ALMIRALL personnel) with respect to the ALMIRALL Patent Rights or ALMIRALL Know-How or the institution or possible institution of any interference, re-examination, reissue, revocation or nullification involving any ALMIRALL Patent Rights or any administrative proceeding challenging the validity of any ALMIRALL Patent Rights. To the best of its knowledge, ALMIRALL is not aware of any reasonable basis for any such claim or proceeding.

(d)
The agreement dated [***], as amended to date, by and between ALMIRALL and [***] (the “[***]") (the "Supply Agreements") remain in full force and effect, and, to ALMIRALL's knowledge, [***] is not in material breach of the Supply Agreements. ALMIRALL has paid all amounts and performed all of its obligations under the Supply Agreements to the extent accrued on or before the date hereof and is not in material breach under the Supply Agreements. Except for the Agreements, neither ALMIRALL nor any Affiliate is a party to any contract, agreement, arrangement or understanding with any Third Party imposing a royalty obligation in connection with the Development, sale or distribution of LAS 34273, the Product or any Combination Product for purposes of the Territory or imposing any limitations, restrictions or other obligations in connection therewith. ALMIRALL agrees to comply with the terms of the Supply Agreements and to perform its obligations thereunder in a timely manner. ALMIRALL will not amend or modify the Supply Agreement without making adequate provisions to assure that the supply of [***] to FOREST and FOREST's rights to manufacture and sell the Product including [***] are not prejudiced. ALMIRALL will promptly notify FOREST of any notice from or communication with [***] or any Supply Company with respect to any dispute which could materially adversely affect the supply of [***] or FOREST's rights in respect of [***]. ALMIRALL has previously furnished FOREST with true and complete copies of the Supply Agreements, subject only to redaction of certain economic terms.

(e)
To the best of ALMIRALL's knowledge, there are no claims by Third Parties (i) based on the infringement of any patents in the Territory attributable to the manufacture, importation, sale or distribution of the inhalation Device in the Territory or (ii) challenging the validity in the Territory of any patents covering the Device.

10.3.
Compliance with Law.  Each Party covenants to the other that it will comply with all applicable local, state and federal laws and regulations as amended, including, as far as the United States are concerned, the FDC Act, Article 1128B(b) of the Social Security Act, the PDMA and similar state laws in carrying out their obligations pursuant to this Agreement.

10.4.
DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, CONCERNING THE VALUE, ADEQUACY, FREEDOM FROM INFRINGEMENT OF THIRD PARTY PATENTS, FREEDOM FROM FAULT OF, OTHER QUALITY, EFFICIENCY, STABILITY, CHARACTERISTICS OR USEFULNESS OF, OR MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF, ANY PRODUCT.

10.5.	Continuing Representations. The representations and warranties made by the Parties in Sections 10.1, 10.2 and 10.3 shall survive the execution of this Agreement.

SECTION 11

LIABILITY

11.1.	Indemnification by FOREST

FOREST assumes responsibility and will defend, indemnify and hold harmless ALMIRALL and its Affiliates and the directors, officers, shareholders, agents and employees of any of them (individually, an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all liabilities, losses, damages, actions, claims and expenses of any kind or nature whatsoever arising from claims of Third Parties, including claims for death, personal injuries or property damages, suffered or incurred by the Indemnified Parties at any time during the Term of this Agreement or thereafter (in each case including reasonable out-of-pocket expenses -including reasonable attorneys' fees, court costs and expert witnesses' fees- and expenses) (individually, a "Liability," and collectively, the "Liabilities") that result from, or arise out of: (i) the manufacture, administration, handling, possession, use, storage, packaging, production, transportation, distribution, sale or other disposition of the Products; (ii) the acts or omissions of FOREST, any of its Affiliates or any Person with which FOREST contracts with respect to the Products; (iii) breach by FOREST of any representation, warranty, covenant or agreement contained in this Agreement; (iv) any defects of the Products; (v) any recall of the Products, or any seizure of the Products by any governmental agency; (vi) FOREST's, its Affiliates or any FOREST contractors' failure to comply with any applicable Law, except in each such case to the extent that any such Liability arises from ALMIRALL's intentional malfeasance or negligence, ALMIRALL's breach of this Agreement or ALMIRALL's violation of any applicable Law or to the extent the subject of ALMIRALL's indemnification obligations of FOREST and its Affiliates.

11.2.	Indemnification by ALMIRALL

ALMIRALL will defend, indemnify and hold harmless FOREST and its Affiliates and the directors, officers, shareholders, agents and employees of any of them (individually, an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all Liabilities that result from (i) breach by ALMIRALL of any representation, warranty, covenant or agreement contained in this Agreement; (ii) the failure of the LAS 34273 and Formoterol Bulk Active Ingredient and/or the Devices supplied by ALMIRALL to FOREST to comply with their applicable approved Product Specifications, except to the extent ALMIRALL was following instructions of FOREST, and except to the extent FOREST's intentional malfeasance or negligence, breach of this Agreement or violation of any applicable Law shall have given rise to such Liability.

In addition, in the event of a claim of intellectual property infringement by a Third Party with respect to the manufacture, importation, sale or distribution of the inhalation Device in the Territory, ALMIRALL agrees to diligently pursue any rights to indemnification in connection therewith which it may then have from [***] or a Supply Company and any indemnification payments so received by ALMIRALL shall be for FOREST's benefit to the extent of FOREST's interest affected by such Third Party claim, which interest will be the responsibility of ALMIRALL for purposes of this paragraph. This provision shall not be deemed to require ALMIRALL to maintain any indemnification right it may have from [***] or Supply Co.

11.3.	Indemnity Procedure. The obligations of FOREST and ALMIRALL under this Section 11 shall be subject to the following terms and conditions:

(a)
The Party claiming a right to indemnification shall, within [***] of receipt of any claim, charge, suit or other action, give written notice to the indemnifying Party, of any such claim, charge, suit or other action received from a Third Party which is governed by the indemnity obligations of this Agreement, provided, however, that failure to timely give the notice provided in this Section shall not be a defense to the liability of the Indemnified party for such claim, but the Indemnified Party may recover actual damages arising from the Indemnified Party's failure to give such timely notice;

(b)	The Indemnifying Party shall conduct, at its own sole cost and expense, the defense of any and all such claims, charges, suits or other actions by a Third Party;

(c)
Neither Party shall settle or admit liability with respect to any such claims, charges, suits or other actions which could result in liability to the other Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed;

(d)
If the indemnifying Party does not take the steps necessary against any such claims, charges, suits or other action by a Third Party, the Party claiming indemnification may defend against or settle such claims, charges, suits or other action in such manner as it may deem appropriate provided that that Party may not settle such claims, charges, suits or other action without the prior written consent of the indemnifying Party which consent shall not be unreasonably withheld or delayed; however, the defense and/or settlement under this Section 11 shall not act as a waiver of rights to indemnification under this Agreement, or any other rights or remedies of a Party claiming indemnification and shall not excuse the indemnifying Party from its obligations hereunder and all reasonable costs and expenses incurred by the Party claiming indemnification shall be subject to indemnity by the indemnifying Party; and,

(e)	Each Party will offer reasonable assistance to the other Party in defending or settling the claim, including by making available relevant documents and witnesses.

SECTION 12

CONFIDENTIALITY

12.1.	Confidential Information

(a)
FOREST acknowledges that all Confidential Information is confidential and proprietary to ALMIRALL and agrees to (i) maintain such information in confidence during the Term of this Agreement and for a period of [***] thereafter and (ii) use and appropriately disclose such information solely for the purpose of performing its obligations hereunder or in the exercise of rights granted to it hereunder. FOREST covenants that neither it nor any of its Affiliates shall disclose any such information except to its employees, agents or any other Person under its authorisation; provided, that such employees, agents or Persons under its authorisation are subject in writing to substantially the same confidentiality obligations as applicable to FOREST under this Agreement. For its part, ALMIRALL agrees to maintain in confidence and not to use, during the Term of this Agreement and for a period of [***] thereafter, Confidential Information (for this purpose, including confidential business or technical information of FOREST), provided that ALMIRALL retains the right to use and disclose any such Confidential Information in connection with the development or commercialization of the Product outside the Territory and within the Territory after expiration or termination of this Agreement.

(b)	The confidentiality obligations and use restrictions set forth in Section 12.1(a) shall not apply to Confidential Information which:

(i)	at the time of disclosure is already in the public domain;

(ii)	is received from a Third Party on an unrestricted basis, where such Third Party is authorized to disclose the information;

(iii)	becomes part of the public domain through no act or omission of the receiving Party or its Affiliates; or

(iv)
is required to be disclosed to a Governmental Authority (other than in an Approval Application) by applicable Laws, in which case the disclosing Party shall promptly notify the other Party of such disclosure requirement to enable the other Party to seek a protective order or other form of confidential treatment for the information, and shall thereafter disclose only that portion of the information required to be disclosed in order to comply.

(c)
FOREST agrees that prior to dissemination or disclosure by it or any of its Affiliates of any technical or scientific information which may contain Confidential Information owned or developed by ALMIRALL (or by Third Parties for ALMIRALL) relating to a Formulation, a Product, a Product Improvement or an Additional Indication it shall provide to ALMIRALL an advance copy of any such proposed publication or dissemination prior to submission for publication. ALMIRALL shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve Confidential Information and the incorporation of such recommended changes shall not be unreasonably refused. If ALMIRALL informs FOREST, within [***] of receipt of an advance copy of a proposed publication, that such publication in its reasonable judgment could be expected to have a material adverse effect on the commercial value of any technical or scientific Confidential Information, then FOREST shall delay or prevent such publication as proposed. In the case of inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a patent application(s) or application(s) for other appropriate forms of protection on the information involved.

(d)
FOREST shall not use any Confidential Information related to LAS 34273, a Formulation or a Product which it receives from ALMIRALL or which is generated in performance of the Development Plan for any purpose other than in connection with the Development and commercialisation of Product(s) under this Agreement.

(e)
Subject to ALMIRALL's rights to disclose and use Confidential Information provided by FOREST in accordance with subsection (a) above, ALMIRALL agrees to the reciprocal obligations of subsections (c) and (d) above with respect to proposed publications or use of such Confidential Information.

12.2.
Injunctive relief.  Each Party acknowledges that damages resulting from disclosure of the Confidential Information not permitted hereby would be an inadequate remedy and that, notwithstanding the provisions of Section 15.12, in the event of any such disclosure or any indication of an intent to disclose such information, the other party shall be entitled to seek, by way of private litigation, injunctive relief or other equitable relief in addition to any and all remedies available at law or in equity.

12.3.
Publication.  FOREST and ALMIRALL agree not to issue any press releases or public announcements concerning this Agreement (and to ensure that their respective Affiliates do not do so) without the prior written consent of the other Party to the form, timing and content of any such release of announcement, except as required by a Governmental Authority and applicable Law, including disclosure required by any securities exchange; provided that following agreement upon the content of such disclosure, subsequent releases which do not materially depart from such agreed content may be made without prior written consent from the other Party. Either Party shall have the right to withhold its consent to any such press release or announcement. Except as required by Law, neither Party (or their respective Affiliates) shall disclose to any Third Party, under any circumstances, any financial terms of this Agreement that have not been previously disclosed publicly pursuant to this Section 12 without the prior written consent of the other Party. A joint press release announcing the signing of the transactions contemplated by this Agreement shall be agreed upon by the Parties and will be promptly disseminated following signing.

SECTION 13

TERM

13.1.
This Agreement shall come into effect upon execution. Unless terminated earlier in accordance with its terms, this Agreement shall remain in full force and effect for the commercial life of the Products and shall expire on the last sale of the Products in the Territory.

SECTION 14

EARLY TERMINATION

14.1.	Termination by either Party. This Agreement may be terminated early by either Party upon written notice to this effect to the other Party:

(a)
Immediately in the case of bankruptcy, insolvency, application for suspension of payments, dissolution, liquidation or similar proceedings of the other Party (unless, in the case of any such involuntary application or proceeding, such proceeding is dismissed within [***] days), whether based on a voluntary or on an involuntary petition.

(b)
In the event of the other Party failing to comply with any of the provisions of this Agreement and not remedying the violation or breach within [***] days, after having being notified by the other Party provided that in the case of a non-payment related material breach, if such breach cannot be cured within the [***] cure period, this Agreement shall not terminate if the breaching Party has made diligent efforts to cure such breach within the [***] period and this Agreement shall remain in effect for such period after notice of breach as may be reasonable in the circumstances as long as the breaching Party continues to use diligent efforts to pursue the cure with a reasonable expectation that cure will be effected as promptly as practicable thereafter. In the event the Parties dispute in good faith the existence of a material breach of a Party's diligence in attempting to cure a material breach, termination of this Agreement shall not be deemed to occur unless and until such dispute has been referred for resolution in accordance with Section 15.15 hereof, material breach of the Agreement or failure to make diligent efforts to cure such breach has been established by an arbitration thereunder and, if such breach can be cured by the payment of money or remedial actions within a defined period as established by arbitration, the breaching Party does not pay the amount so determined to be due within [***] or perform such remedial actions within such defined period following and as required by such arbitration decision.

The Parties recognize the importance of a prompt resolution of any material breach related to the diligence of Product marketing efforts in accordance with the standards set forth herein. Accordingly, in the event that a notice of a material breach with respect to a marketing diligence issue is disputed in good faith by the other Party, any arbitration demanded and accomplished in accordance with Section 15.15 will proceed on an expedited basis. Without limiting the generality of the foregoing, each Party shall be required to select its arbitrator within [***] from notice of arbitration, the two so selected will be instructed to choose the third arbitrator within [***] of their appointment and the arbitration panel shall be instructed to complete its proceedings within [***] and to reach a decision within [***] of such completion. Further, in the event of a material breach of marketing and promotional efforts during the first [***] periods following the initial Launch, [***]. Nevertheless, the Parties have agreed that (i) when termination is due to a breach of any obligations related to [***] and/or (ii) [***].

14.2.	Termination by ALMIRALL. This Agreement may be terminated early by ALMIRALL upon written notice to this effect to FOREST:

(a)	If FOREST, on its own initiative, ceases to market or does not Launch the Products following receipt of all required approvals in the Territory for [***].

(b)
In the event of Change of Control of FOREST, where such Change in Control results in FOREST owning or controlling, or being owned or controlled by a Third Party which Develops or causes to Develop a Competing Product for Development beyond the end of Phase II clinical trials, or has any type of rights over a Third Party's Competing Product for Development beyond the end of Phase II clinical trials, or commercializes (including but not limited to promotion, distribution, market and sale activities) a Competing Product for Commercialisation, in any such case to the extent such activity would reasonably be expected to cause FOREST to fail to be in compliance with the obligations of Section 7.14, or in the event that such Third Party acquiror does not offer sufficient guarantees to ensure optimal compliance of this Agreement. If FOREST is acquired by another company and the acquisition has not been approved by FOREST's Board of Directors (i.e. a hostile takeover) regardless of whether the company has a Competing Product, ALMIRALL will have the right to terminate this Agreement. In this case, however, but only if the controlling company has not a Competing Product, FOREST will be paid a fair value determined in advance by the parties. In the event the Parties are unable to agree upon such fair value, the issue will be submitted for resolution by an independent expert with experience in the valuation of pharmaceutical assets in the Territory or, in the event the Parties fail to agree upon the selection of such an expert, by a panel of three such experts chosen in a similar manner to the selection of arbitrators pursuant to Section 15.15.

14.3.	Termination by FOREST. This Agreement may be terminated early by FOREST upon written notice to this effect to ALMIRALL:

(a)
In the event that the LAS Monotherapy Product does not achieve the Phase III Condition. In this case, termination shall be effective after [***] from the receipt by ALMIRALL of the notification of termination by FOREST. In addition, this Agreement may be terminated at any time (including following Launch) for significant safety issues which make the continued Development or commercialization of the Product unlawful or in violation of standard industry practices. In connection with any termination by FOREST pursuant to this Section and except for the obligations set forth in Section 14.4, FOREST shall have no further obligation to ALMIRALL pursuant to this Agreement, including any obligation to make milestone payments not yet due and payable as of the time of notice of termination by FOREST.

(b)
In the event that the FDA irrevocably refuses to grant approval to market and sell the LAS Monotherapy Product, or such approval is delayed for more than [***] from the expected approval date according to the then current Development Plan.

(c)
In case of a change of control of ALMIRALL, FOREST will be entitled to terminate any ALMIRALL's rights to co-promote any of the Products in the Territory and to participate in meetings of the JDC, JMC, Brand Team or JMSC, provided that and only if the controlling party of ALMIRALL has initiated a Phase III program, distributes, markets, and/or sells a Competing Product in the Territory in each case which would be reasonably likely to cause ALMIRALL to be in breach of the provisions of Section 7.14.

14.4.
Provisions upon early termination:  Notice of termination served by a Party upon the other Party shall be binding on Party's Affiliates. This Section 14.4 shall apply, notwithstanding any other rights or obligations a Party or its Affiliates may have under this Agreement, or under Laws.

In addition, in the event FOREST has the right to terminate this Agreement pursuant to Section 14.1 as a result of a bankruptcy or material breach by ALMIRALL (which right has been established by any dispute resolution required hereby for the establishment of such right of termination by FOREST), in lieu of termination, FOREST may elect to terminate ALMIRALL's right to participate in the JDC, the JMSC and the Brand Team and ALMIRALL's right to co-promote any Product in the Territory, following which termination this Agreement and the license granted hereby shall otherwise remain in full force and effect in accordance with its terms, including, without limitation, royalty payment and Bulk Active Ingredient supply obligations.

14.4.1.	Upon termination, FOREST:

(a)
undertakes to assign, [***], to ALMIRALL, or its designee, which shall become its exclusive owner, all (i) requisite Approvals, authorizations, permits, licenses, filings, registrations; (ii) any Approval Applications thereof; and (iii) any other regulatory records obtained pursuant to this Agreement. The assignment shall take place within [***] days from the date of request by the assignee. In the event said transfers are not permitted by Laws of the Territory, FOREST shall renounce all such Approvals obtained in its own name and shall assign to ALMIRALL, within [***] from the date of termination of this Agreement, all documents and matters relating to it and which were used to obtain the Approvals. The Parties and their Affiliates shall cooperate in informing relevant Governmental Authorities of the cessation of ALMIRALL's or FOREST's activities, as applicable, in relation to the Product and use of the Product Trademarks;

(b)
undertakes to (i) cease promoting and marketing the Products in the Territory, upon the request of the ALMIRALL, (ii) cease any other activities under this Agreement and pay all sums due and owing to ALMIRALL or to Third Parties under this Agreement, and (iii) cease publishing any articles or documents concerning the Products. However, ALMIRALL may, at its sole discretion, either grant FOREST a reasonable period of time in order to sell out the Products in the Territory or take back from FOREST, at Product Cost, all saleable stocks of the Products and usable raw materials;

(c)
except in connection with a termination by FOREST pursuant to Section 14.1 or for reasons of safety pursuant to Section 14.3(a), ALMIRALL shall be entitled to continue purchasing from FOREST supplies of Products and Combination Product, as applicable, currently supplied by FOREST at the date of termination for such reasonable period, as ALMIRALL may require to transition Pharmaceutical Manufacture to an alternative qualified source having necessary regulatory approvals.

(d)
in the event of the termination of this Agreement by ALMIRALL pursuant to Section 14.1 prior to the Launch of the Combination Product, FOREST shall be obligated to pay ALMIRALL an amount equal to [***]. Such payment shall be on account of damages in connection with such termination, provided that the corresponding activities in the Development Plan are actually undertaken.

14.5.
Survival of obligations.  Upon termination of this Agreement for any reason (i) neither FOREST nor ALMIRALL shall be relieved of any obligations incurred by such Party prior to such termination, and (ii) the obligations of the Parties under Section 12 and all other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon termination of this Agreement for any reason, FOREST shall, and shall ensure that its Affiliates, promptly return or destroy (subject to written certification of the latter) to ALMIRALL all written Confidential Information, including copies, and all internal reports and notes thereof; provided that such FOREST may retain one (1) copy of the Confidential Information in a secure location for record-keeping purposes only. [***]

SECTION 15

GENERAL PROVISIONS

15.1.
Assignment.  Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by FOREST without the prior written consent of the ALMIRALL, except to an Affiliate of FOREST as long as such Affiliate agrees in writing to be bound by the terms of this Agreement. Each Party may at any time designate or delegate, for the performance or charge of any of the obligations resulting from this Agreement, any Affiliate of such Party. Any attempted assignment in violation hereof shall be void.

Notwithstanding the preceding, no such assignment will be made by ALMIRALL unless FOREST receives reasonable assurances that the financial condition of the assignee is not less favorable than ALMIRALL's, that the performance capabilities of the assignee will be no less favorable than ALMIRALL's, and, in any event, FOREST's consent will be necessary for the assignment of participation in the JMC or the Brand Team. For the avoidance of doubt, it is understood that ALMIRALL's right to Co-promotion will not be assignable, as established in Section 2.1 (d) and also that any assignee shall be required to meet ALMIRALL's commitments according to Section 7.14.

15.2.
Execution of obligations.  Except as otherwise expressly provided herein, each of FOREST and ALMIRALL may appoint an Affiliate or Affiliates to execute or perform on its behalf obligations arising from this Agreement, provided that FOREST or ALMIRALL (as the case may be) shall remain jointly and severally liable with such Affiliate or Affiliates for the execution or performance of such obligation(s).

15.3.
Independent status of the Parties.  FOREST shall act as an independent contractor and shall not bind nor attempt to bind ALMIRALL to any contract, or any performance of obligations outside this Agreement. Nothing contained in or done pursuant to this Agreement shall be interpreted as appointing either Party as agent of the other in any sense of the term whatsoever.

15.4.
Compliance with Law.  Both FOREST and ALMIRALL, and their respective Affiliates, shall perform their obligations under this Agreement, any applicable Ancillary Agreement and any then-applicable Plans, including, without limitation, the deployment of their respective sales forces, in an effort to market and Detail Product(s) effectively in the Territory (as applicable) in accordance with applicable Laws.

15.5.
Waiver.  No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision.

15.6.
Non-solicitation.  The Parties agree that during [***], neither Party shall, directly or indirectly, solicit for employment or hire any employee or former employee of the other Party or any of its Affiliates, with whom it has come into contact or interacted for the purposes of the negotiation or performance of this Agreement.

15.7.
Force majeure.  Neither Party shall be deemed to be in breach of this Agreement or otherwise liable to the other by reasons of any delay in performance or non-performance of any of its obligations under this Agreement, to the extent that such delay or non-performance is due to any event of force majeure, including without limitation any wars, insurrections, strikes, acts of God, Governmental actions or controls or any other contingency beyond its control. The Party whose performance of obligations has been delayed by force majeure shall use its Best Efforts to overcome the effect of the force majeure event as soon as possible.

The Party affected by the force majeure shall notify immediately to the other Party the existence of the force majeure. The other Party shall have no right to demand indemnity or damages as a result of the force majeure event. If the event of force majeure preventing performance continues for more than [***] from the date of notice given pursuant thereto, the non-force majeure Party may terminate this Agreement, by giving written notice of termination to the other without liability to any of the Parties, except the obligation to make any payments due up to such date under this Agreement. Termination under this Section 15.7 shall be considered as termination under Section 14.1(b) provided that no Party shall be entitled to damages or any other legal remedy in connection therewith. In addition, in lieu of termination, the Party not affected by such force majeure may elect to perform, if practicable, the obligations of the Party affected for the duration of such force majeure and any costs incurred in performing such activities shall be for the account of the Party whose performance has been affected. Such activities will be transitioned back to the original Party as promptly as practicable following the resumption of such Party's ability to perform.

15.8.
Entire Agreement.  This Agreement and the Ancillary Agreements embody all of the understandings and obligations between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties with respect to the same, except for the Confidentiality Agreement dated October 24, 2005, which shall remain fully valid and unaffected, provided that the confidentiality terms and conditions established in this Agreement shall apply to any information disclosed pursuant to such Confidentiality Agreement. No amendments to this Agreement shall be valid unless executed in writing by duly authorized officers of both Parties.

15.9.
Notices.  All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth below and shall be (i) delivered personally, (ii) sent via a reputable international overnight courier service, or (iii) sent by facsimile transmission with confirmation by overnight courier. Any such notice, instruction or communication shall be delivered in the case of (a) upon receipt, (b) and (c) upon signature of the receipt by the receiving Party (d) when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day, or otherwise, on the next Business Day following such transmission). Either Party may change its address by giving notice to the other Party in the manner provided above.

(a)	If to FOREST:

FOREST Laboratories Holdings Limited
Milner House
18 Parliament Street
Hamilton, HM11
Bermuda
Attention: Chief Executive Officer
Fax No.: [***]

Copy:

FOREST Laboratories, Inc.
909 Third Avenue
New York, New York 10022
Attention: General Counsel
Fax No.: [***]

(b)	If to ALMIRALL:

ALMIRALL PRODESFARMA, S.A.
Ronda General Mitre, 151, 08022 Barcelona
Attention: General Counsel
Fax No.: [***]

15.10.
Severability.  If any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction because it is invalid or conflicts with any Law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected. In this event, the Parties shall, in good faith, negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose.

15.11.
Third-Party beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party including, without limitation, any creditor of any Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto.

15.12.
LIMITATION OF DAMAGES.  IN NO EVENT SHALL ALMIRALL OR FOREST BE LIABLE FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SUFFERED BY ANY OTHER PARTY.

15.13.
Taxes.  Any withholding or other taxes that either Party or its Affiliates are required by Law to withhold or pay on behalf of the other Party, with respect to any payments to it hereunder, shall be deducted from such payments and paid contemporaneously with the remittance to the other Party; provided, however, that the withholding Party shall furnish the other Party with proper evidence of the taxes so paid. Each Party shall furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Law.

15.14.	Payment currency. Unless otherwise specifically provided in this Agreement, all amounts due under this Agreement and any Ancillary Agreement shall be paid to the designated Party in Euros.

15.15.	Arbitration.

(a)
Any dispute or difference arising out of or in connection with this Agreement shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

(b)
The arbitration panel shall consist of three (3) arbitrators, each of whom must have legal or business experience in pharmaceutical licensing matters. The arbitrators are to be selected as follows: FOREST shall nominate one (1) such qualified arbitrator; ALMIRALL shall nominate one (1) such qualified arbitrator; and the two arbitrators so nominated shall nominate a third such qualified arbitrator, who shall be the presiding arbitrator, in each case subject to confirmation by the International Court of Arbitration of the International Chamber of Commerce (the "ICC Court"). In the event either FOREST or ALMIRALL shall have failed to nominate a qualified arbitrator as provided above within [***] Business Days after the other Party shall have nominated its arbitrator, or the two arbitrators so nominated shall fail to agree on a third arbitrator as provided above within [***] days, the presiding arbitrator shall be appointed by the ICC Court.

(c)	The place of arbitration shall be London, England, and the language of the arbitration shall be English.

(d)
Except as otherwise provided in this Agreement, the arbitration procedure set forth in this Section 15.15 shall be the sole and exclusive means of settling or resolving any unresolved dispute between the Parties under this Agreement.

(e)
Within [***] days after the third and presiding arbitrator has been confirmed by the ICC Court, the Parties shall exchange all documents in their respective possession that are relevant to the issues in dispute and not protected from disclosure by attorney-client privilege or other immunity. Each Party shall also be permitted to take sworn oral deposition of individuals, such depositions to be scheduled by mutual agreement and concluded within [***] days after the exchange of documents described above. At least [***] Business Days prior to the first scheduled hearing date, the Parties shall identify the witnesses that they intend to present at the arbitration hearing and the documentation on which they intend to rely. The Parties shall use their commercially reasonable efforts to conclude the arbitration hearings within [***] following the confirmation of the third and presiding arbitrator. The arbitrators shall issue their decision (including grounds and reasoning) in writing no later than [***] days following the conclusion of the last arbitration hearing.

(f)
The award of the arbitrators shall be final and binding on the Parties and may be presented by either of the Parties for enforcement in any court of competent jurisdiction, and the Parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this arbitration agreement and any order or award entered therein.

(g)	The fees of the arbitrators and the other costs of such arbitration, excluding attorneys' fees which each Party shall bear, shall be borne and paid as the arbitrators determine.

(h)	Provided the Agreement has not terminated, the Parties covenant to continue the performance under the Agreement in accordance with the terms thereof, pending the final resolution of the dispute.

15.16.
Governing Law.  This Agreement shall be governed and construed in accordance with the laws of Switzerland, without regard or giving effect to the conflicts of law principles thereof. The Parties expressly exclude application of the United Nations Convention for the International Sale of Goods.

15.17.	Counterparts. This Agreement is executed in two counterparts, each of which shall be deemed an original.

15.18.	Headings and captions. Headings and captions in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

In witness whereof, the parties have signed this Agreement in duplicate originals by their qualified representatives in the dates set forth.

ALMIRALL PRODESFARMA, S.A.                                                                                                       FOREST LABORATORIES
                                                       HOLDINGS LIMITED

By:_________________________________                                                                                     By:_________________________________
Name:  E. Sanchiz ‒ J. Lamarca                                                                                                                  Name:  Howard Solomon
Title:    Proxies                                                                                                                                              Title:  Chairman

Schedule A

To the License Development, Commercialisation and Cooperation Agreement, dated April 6, 2006, by and between FOREST LABORATORIES HOLDINGS LIMITED and ALMIRALL PRODESFARMA, S.A.

DEVELOPMENT PLAN

1.	LAS 34273 MONOTHERAPY

The purpose of the attached development plan is to get approval in the US and Europe for the long term treatment of COPD.

1.1.	CLINICAL DEVELOPMENT
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1.2.	PHARMACEUTICAL DEVELOPMENT
The Pharmaceutical development plan covers all activities foreseen to obtain the approval of the product, contracted to [***], from [***]:

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1.3.	PRECLINICAL DEVELOPMENT
1.3.1.	Ongoing studies at January 1st 2006
Definition: any outsourced study in the preparation, experimental or reporting phase (where a draft report is not available) at the date indicated.

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[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

1.3.2.	Planned studies
[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]	[***]

1.4.	OVERALL TIMELINES
[***]

1.5.	INTERNAL RESOURCE ESTIMATIONS
Direct FTE resource estimations foreseen for 2006 are:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

FTE estimations for the coming years will be agreed later, depending on how the activities and studies are shared between FOREST and ALMIRALL.

2.	COMBINATION WITH FORMOTEROL

The development plan of the fixed dose combination LAS 34273 + formoterol is at a preliminary stage. The development plan tasks identified below represent a minimum requirement. Further studies and/or activities may change and/or be added in the future, after joint agreement in the JDC. The purpose of the development plan is to get approval in the US and Europe for the long term treatment of COPD.

2.1.	CLINICAL DEVELOPMENT
A minimal clinical plan has been defined:

[***]

2.2.	PHARMACEUTICAL DEVELOPMENT
The main steps of the development are outlined in the overall plan (2.4 point below). A cost estimation will be agreed later, once a better defined plan is available, and once a distribution of activities is agreed between at the JDC.

2.3.	PRECLINICAL DEVELOPMENT
Ongoing study (see definition in 1.3.1)

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Planned studies:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

2.4.	OVERALL TIMELINES
A preliminary plan would be as follows:

[***]
Schedule B

To the License Development, Commercialisation and Cooperation Agreement, dated April 6, 2006, by and between FOREST LABORATORIES HOLDINGS LIMITED and ALMIRALL PRODESFARMA, S.A.

ALMIRALL Patent Rights

[***]

Schedule C

To the License Development, Commercialisation and Cooperation Agreement, dated April 6, 2006, by and between FOREST LABORATORIES HOLDINGS LIMITED and ALMIRALL PRODESFARMA, S.A.

DEVELOPMENT COSTS 1ST QUARTER 2006

The costs described below correspond to activities defined in Schedule A (Development Plan) for both the monotherapy and the Formoterol combination developments.

1.  EXTERNAL COSTS

Details of the breakdown external costs of the monotherapy clinical programme are also detailed in Schedule A.

The total amount estimated is [***]

[***]

2.  INTERNAL COSTS

The total FTE dedication during first quarter 2006, and its associated internal costs would be:

[***]

SUPPLEMENTARY AGREEMENT

This Supplementary Agreement is made as of the 12th day of July 2006, but actually executed on the dates set forth in the concluding paragraph by and between

ALMIRALL PRODESFARMA, S.A., a corporation organized and existing under the laws of Spain and having its principal offices at Ronda General Mitre, 151, 08022 Barcelona, Spain (hereinafter called "ALMIRALL"), acting in its own name and on behalf of its Affiliates, and

FOREST LABORATORIES HOLDINGS LIMITED ("FOREST"), an Irish corporation having its principal offices at Milner House, 18 Parliament Street, Hamilton, HM11, Bermuda (hereinafter called "FOREST"), acting in its own name and on behalf of its Affiliates.

WITNESSETH

WHEREAS ALMIRALL and FOREST are Parties to an agreement, dated as of April 7, 2006 (hereinafter referred to as the "AGREEMENT"), on certain pharmaceutical specialities containing the compound LAS 34273 as active ingredient.

WHEREAS, in accordance with and subject to the terms of the AGREEMENT, FOREST shall perform certain Pharmaceutical Manufacture of the Products.

WHEREAS, prior to the AGREEMENT, ALMIRALL had contracted with [***] the supply of the FILLING LINE (each such term in capitals, as defined in this Supplementary Agreement).

WHEREAS, in furtherance of the objectives of the AGREEMENT, ALMIRALL has agreed to sell the FILLING LINE to FOREST and to assign certain of its related rights under the [***] AGREEMENT to FOREST and FOREST has agreed to purchase the FILLING LINE, all in accordance with the terms and conditions hereof.

NOW, THEREFORE, the Parties agree as follows:

Article 1 – Definitions

Unless otherwise clearly indicated by the context, all the definitions contained in Article 1 of the AGREEMENT shall remain valid and applicable to this Supplementary Agreement.

Additionally, the following terms as used hereinafter in this Supplementary Agreement shall have the meaning set forth in this Article:

1.1 “FACILITY” shall mean the facility of FOREST’s Affiliate Forest Laboratories Ireland Limited located at Clonshaugh Business & Technology Park, Clonshaugh, Dublin 17, Ireland

1.2 "FILLING LINE" shall mean the filling, assembling, labelling and packaging line, to be supplied by [***] in accordance with and as more fully defined in the [***] AGREEMENT.

1.3 “[***] AGREEMENT" shall mean the Manufacturing and Supply Agreement, between ALMIRALL and [***], as amended.

1.4 “[***]" shall mean the [***].

1.5 "SAT" shall mean the Site Acceptance Test as described in Appendix IV of the [***] AGREEMENT.

1.6 "SECOND LINE" shall mean another filling, assembling, labelling and packaging line, equal or similar to the FILLING LINE, of use in the Pharmaceutical Manufacture of Products.

Article 2 - FILLING LINE purchase and sale

2.1 As set forth in Section 4.2 below, ALMIRALL will identify the FACILITY as the premises in which the FILLING LINE will be delivered and set up by [***] pursuant to the terms of the [***] AGREEMENT. Pending the completion of the purchase and sale contemplated hereby, ALMIRALL will retain ownership of the FILLING LINE and FOREST will utilize the FILLING LINE in accordance with the provisions of Article 5 below.

2.2 ALMIRALL agrees that it will sell to FOREST, and FOREST agrees that it will purchase from ALMIRALL, the FILLING LINE from the date of the successful SAT performed in the FACILITY. Notwithstanding the preceding, in no event shall the purchase and sale be consummated prior to the fifth day following successful completion of a Site Acceptance Test, comparable to the SAT, with respect to the SECOND LINE at the facilities of ALMIRALL or its designee. ALMIRALL shall promptly notify FOREST of the satisfaction of such condition. ALMIRALL will use its Commercially Reasonable Efforts to order and arrange for the installation of the SECOND LINE as promptly as reasonably practicable following the date hereof.

2.3 FOREST acknowledges that ALMIRALL needs a SECOND LINE for its own production requirements.

2.4 As a consequence of the foregoing, FOREST agrees:
    2.4.1 to be responsible, subject to the terms and conditions of the AGREEMENT, for Pharmaceutical Manufacture of the Product for Development purposes; and, also,
    2.4.2 to supply ALMIRALL those units of Products required for any Development activities performed by ALMIRALL in accordance with the terms of the AGREEMENT, for so long as the SECOND LINE is not fully qualified and operative for that purpose. Product will be supplied to ALMIRALL [***], except for those units which are not used by ALMIRALL in Development activities for the Territory and/or the EU. Such supply will also include a supply of units of Product required for development activities performed by or on behalf of ALMIRALL as to territories outside of the United States and the EU, provided that FOREST shall not be obligated to undertake production to the extent such production would reasonably be expected to interfere with or delay production required for purposes of the AGREEMENT.

Article 3 - Purchase Price. Financial Conditions

3.1 The purchase price for the FILLING LINE will be the amount of [***]. Such purchase price will be fully paid by FOREST to ALMIRALL on the date when the sale of the FILLING LINE is effected according to Article 2 above. Notwithstanding the preceding, if the purchase price payable by ALMIRALL to [***] under the [***] AGREEMENT is adjusted, then the final purchase price to be paid by FOREST to ALMIRALL shall be correspondingly adjusted. ALMIRALL shall not agree to amendments or modifications to the [***] AGREEMENT which would increase the purchase price or otherwise materially affect FOREST's rights hereunder without prior approval of the JMSC or other agreement of the Parties, such approval or agreement not to be unreasonably withheld or delayed.

3.2 FOREST hereby expressly agrees, subject to the terms and conditions hereof, to reimburse ALMIRALL [***] with respect to the FILLING LINE (reference being specifically made to Article 5 and Appendix III in the [***] AGREEMENT and to Article 1.3 of its Amendment dated May 16, 2006), provided that timing and amount of such reimbursement payments by FOREST shall correspond to the timing and amount of the purchase price payable by ALMIRALL to [***] under the [***] AGREEMENT.

3.3 In reimbursement of all payments already made by ALMIRALL to [***] in accordance with Article 5 and Appendix III of the [***] AGREEMENT before the date of this Supplementary Agreement, FOREST shall pay to ALMIRALL, upon signature of this Supplementary Agreement, the amount of [***].

3.4 Reimbursement payments by FOREST pursuant to Sections 3.2 and 3.3 above shall be made on account of, and when applicable shall be credited to, the purchase price for the FILLING LINE.

3.5 Except when otherwise specified, payments by FOREST under this Supplementary
Agreement will be effected within [***] from the date of the invoice by ALMIRALL.

3.6 All payments hereunder shall be [***] Value Added Tax, when applicable.

Article 4 – [***] AGREEMENT

4.1 FOREST has designated the FACILITY as the selected premises in which Pharmaceutical Manufacture will be performed.

4.2 ALMIRALL agrees to identify the FACILITY as the premises in which the FILLING LINE has to be delivered and set up by [***].

4.3 [***] FOREST specifically acknowledges and accepts the applicable specifications for the FILLING LINE and also agrees to any conditions applicable to FOREST [***]

4.4 To allow FOREST to be involved in the installation and setting up of the FILLING LINE, ALMIRALL agrees to communicate to FOREST any relevant meetings to be held with [***] with a reasonable anticipation to enable FOREST to attend to such meetings. Further, the Parties will keep each other informed of any other planned substantive meetings or communications with [***] in connection with the [***] or FILLING LINE so as to provide the other Party a reasonable opportunity to participate in, or have input with respect to, any such meeting or communication, provided that any relevant decision in connection with the installation and setting up of the FILLING LINE has to be approved by the JMSC or otherwise mutually approved by the Parties, such approval not to be unreasonably withheld or delayed.

4.5 In connection with and effective upon the completion of the purchase and sale of the FILLING LINE, ALMIRALL hereby assigns to FOREST, [***], such assignment being in any event limited to the extent related to FOREST's interest in the FILLING LINE and the activities contemplated hereby. Such assignment will be effected by ALMIRALL by sending the corresponding notice to [***], within fifteen (15) days from successful completion of the Site Acceptance Test, with respect to the SECOND LINE, according to Section 2.2 above.

Each of FOREST and ALMIRALL agrees that it will not exercise any rights under the [***] AGREEMENT which could reasonably be expected to affect the other Party except pursuant to plans approved by the JMSC or otherwise agreed to by the Parties, with such approval or agreement not to be unreasonably withheld or delayed. Without limiting the generality of the foregoing, the Parties will consult with each other, through the JMSC or otherwise, in connection with the proposed assertion of any claim for damages, indemnification or purchase price reduction or other penalties under the [***] AGREEMENT and will not exercise any such rights without the consent of the other Party, with such consent not to be unreasonably withheld or delayed.

Finally, ALMIRALL agrees that any intellectual property rights developed for the account of or owned or controlled by ALMIRALL pursuant to the [***] AGREEMENT shall be deemed included in the licenses granted by ALMIRALL to FOREST under the AGREEMENT to the extent required for purposes of the transactions contemplated hereby, including FOREST's responsibilities for Pharmaceutical Manufacture.

Article 5 — Use and maintenance of the FILLING LINE

Until the date when the FILLING LINE is acquired by FOREST according to Article 2 above, ALMIRALL shall retain any and all ownership and title on the FILLING LINE and FOREST expressly agrees to:

(a) undertake any actions and formalities as required to preserve the said title of ALMIRALL on the FILLING LINE;

(b) use the FILLING LINE for purposes of Pharmaceutical Manufacture of Products in accordance with the AGREEMENT, only;

(c) have the FACILITY qualified and meeting the required conditions in accordance with the [***] AGREEMENT to have the FILLING LINE delivered and installed;

(d) operate and use the FILLING LINE in accordance with the applicable instructions and service manual provided by [***] and ALMIRALL, if any;

(e) keep the FILLING LINE in the FACILITY, and not to remove it (or any of its parts) from the FACILITY unless both Parties so agree;

(f) grant ALMIRALL access to the FACILITY as reasonably required to inspect and audit the FILLING LINE and its operation;

(g) conduct routine and preventive maintenance and service of the FILLING LINE (through [***], when applicable in accordance with the [***] AGREEMENT), as well as all repairs and replacements required to maintain the FILLING LINE in good condition and fully operative, subject only to normal wear and tear.

In addition, until the date when the FILLING LINE is acquired by FOREST, ALMIRALL shall exercise its rights under the [***] AGREEMENT in consultation with FOREST as may be reasonably appropriate to achieve the objectives of this Supplementary Agreement, including the efficient use of the FILLING LINE by FOREST as contemplated by this Section.

Article 6 - General provisions

6.1 FOREST hereby assigns to FOREST's wholly-owned subsidiary, FOREST LABORATORIES IRELAND LIMITED , with its principal offices placed at Clonshaugh Business & Technology Park, Clonshaugh, Dublin 17, Ireland, the right to perform the Pharmaceutical Manufacture contemplated hereby and by the AGREEMENT, as well as FOREST's right to purchase the FILLING LINE in accordance with the terms hereof and, to the extent permitted by the [***] AGREEMENT, FOREST's rights under the [***] AGREEMENT provided herein. FOREST guarantees, and remains responsible and liable for, the performance by such FOREST's subsidiary and for its compliance with all terms and conditions in the AGREEMENT and this Supplementary Agreement.

6.2 This Supplementary Agreement shall form an integral part of the AGREEMENT. Except when otherwise expressly stated herein, any conditions and terms in the AGREEMENT shall be applicable to this Supplementary Agreement. In particular, this Supplementary Agreement shall be construed, interpreted and governed in accordance with the rules contained in the AGREEMENT.

In witness whereof, the Parties have signed this Supplementary Agreement in duplicate originals by their qualified representatives in the dates set forth.

ALMIRALL PRODESFARMA S.A.                                                                         FOREST LABORATORIES HOLDINGS LIMITED.

By:                                                                      By:/s/ Mary Prehn
Name:                                                                                                                             Name: Mary Prehn
Title:                                                                                                                               Title: V.P. Licensing & Corp. Development

December 18th, 2007 FOREST Laboratories Holdings Limited Milner House 18 Parliament Street Hamilton, HM11 Bermuda	Almirall Soluciones pensando en ti Laboratorios Almirall, S.A. General Mitre, 151 08022 Barcelona Espana Tel. 93 291 30 00 Fax 93 291 31 80

Dear Sirs,

We refer to the License, Development, Commercialisation and Cooperation Agreement, between Forest Laboratories Holdings Limited and Laboratorios Almirall, S.A. (formerly, Almirall Prodesfarma, S.A.), dated April 7, 2006, as amended and supplemented (hereinafter, the "Agreement").

Following our conversations, this letter is to confirm our mutual agreement to include in the Agreement the [***] Product being [***] (hereinafter, [***], referred to as the [***]).

Unless otherwise expressly agreed between the parties, all terms and conditions applicable to the Combination Product under the Agreement shall also apply to the [***], mutatis mutandi, and accordingly, the term Combination Product shall be deemed to include the [***].

Following our discussions concerning the [***], we have agreed that Forest will pay Milestone Payments for the [***] equivalent to [***] of each respective Milestone Payment established for the Combination Product in Section 3.1.1.II of the Agreement and that the Milestone Payments for this [***] shall accrue and be payable (separately of and additionally to the milestone payments for the Combination Product) on the equivalent events, specifically applicable to the [***], listed in the Schedule to this letter.

The parties shall discuss and determine the appropriate Development Plan for the [***], based on the Development Plan established for the Combination Product (containing Formoterol) as per Section 2 in the Schedule A of the Agreement.

All terms in capitals, except when expressly defined herein, shall have the respective meanings given in the Agreement, which remains unmodified and in full force and effect, except to the extent of the specific understandings set forth herein.

Yours sincerely,

/s/ E. Sanchiz  –  J. Figueras
Proxies
Accepted and agreed,
Forest Laboratories Holdings Limited

Schedule to the letter dated December 18th 2007.

Milestone Payments to accrue on the following events for the [***]:

- (a)  Feasibility of the formulation of the [***] or if clinical Development is undertaken. For the avoidance of doubt, it is understood that this Milestone Payment shall accrue and be payable, in any case, in the event of feasibility of one of the formulation candidates if the then ongoing Development activities for such candidate are not permanently stopped and ceased
USD [***]
- [***] days following the receipt by FOREST of top line data from completed Phase III clinical trials provided by the Development Plan where the corresponding primary endpoint is achieved with statistical significance and safety and efficacy data obtained are sufficient for use as pivotal trials for filing an NDA with a reasonable expectation of FDA Approval [***], it being understood that in the event this milestone is not due FOREST shall not be obliged to submit the corresponding NDA
USD [***]
- [***] Final Approval:	USD [***]
In total	USD [***]

Barcelona, May 5th 2008

FOREST Laboratories Holdings Limited Milner House
18 Parliament Street
Hamilton, HM11
Bermuda

Dear Sirs,

We refer to the License, Development, Commercialisation and Cooperation Agreement, between Forest Laboratories Holdings Limited and Laboratorios Almirall, S.A., dated April 7, 2006, as amended and supplemented (hereinafter, the "Agreement") and especially to the last paragraph of its Section 2.2.2 which regulates the [***] period during which FOREST agreed to complete its evaluation of the commercial feasibility of the [***]

Following your request, we confirm our agreement to consider the said [***] period established in Section 2.2.2 of the Agreement as extended until December 31, 2008.

All terms in capitals, except when expressly defined herein, shall have the respective meanings given in the Agreement, which remains unmodified and in full force and effect, except to the extent of the specific understandings set forth herein.

Yours sincerely,

Laboratorios Almirall, S.A.

/s/ E. Sanchiz – J. Figueras
E. Sanchiz – J. Figueras
Proxies

[Missing Graphic Reference]

June 9th, 2008

FOREST Laboratories Holdings Limited
Milner House
18 Parliament Street
Hamilton, HM11
Bermuda

Dear Sirs,

We refer to the License, Development, Commercialisation and Cooperation Agreement, between Forest Laboratories Holdings Limited and Laboratorios Almirall, S.A. (formerly, Almirall Prodesfarma, S.A.), dated April 7, 2006, as amended and supplemented (hereinafter, the "Agreement"), especially to the side-letter dated 18th December 2007, according to which [***] was included in the Agreement [***].

The parties have discussed and determined the corresponding Development Plan for the [***], that shall be considered effective from the date of this letter as new Section 3 of the Schedule A of the Agreement, according to the specific content of the Schedule to this letter.

Unless otherwise expressly agreed between the parties, all terms and conditions applicable to Development Plan of the Combination Product under the Agreement shall also apply to the Development Plan of the [***], mutatis mutandi.

All terms in capitals, except when expressly defined herein, shall have the respective meanings given in the Agreement, which remains unmodified and in full force and effect, except to the extent of the specific understandings set forth herein.

Yours sincerely,

Laboratorios Almirall, S.A.

By: _____________________________
Name: E. Sanchiz ‒ J. Figueras
Title:   Proxies
Accepted and agreed,
Forest Laboratories Holdings Limited

By: _________________________
Name: David F. Solomon
Title: Director

Schedule to the letter dated June 9th 2008

Section 3 of the Schedule A to the License, Development, Commercialisation and Cooperation Agremement between Forest Laboratories Holdings Limited and Laboratorios Almirall, S.A., dated April 7, 2006

3.         [***]

The development plan of [***] is at a preliminary stage. The development plan tasks identified below represent a minimum requirement. Further studies and/or activities may change and/or be added in the future, after joint agreement in the JDC. The purpose of the development plan is to get approval in the US and Europe for the long term treatment of [***].

3.1.         CLINICAL DEVELOPMENT

A minimal clinical plan has been defined:
[***]

3.2.         PHARMACEUTICAL DEVELOPMENT

The main steps of the development are outlined in the overall plan (3.4 point below). A cost and timeline estimation will be agreed later, once a better defined plan is available, and once a distribution of activities is agreed between at the JDC.

3.3.         PRECLINICAL DEVELOPMENT

Ongoing studies:
[***]
Planned studies:
[***]

3.4.           OVERALL. TIMELINES

A preliminary plan would be as follow:
[***]

The main caveats of the plan are:

•	The plan includes [***]

•	The estimated time for US approval is [***]

FOREST LABORATORIES HOLDINGS LIMITED

February 6, 2009
LABORATORIOS ALMIRALL, S.A.
General Mitre, 151
08022 Barcelona
Spain

License, Development, Commercialisation and Cooperation Agreement (the “Agreement”), dated April 7, 2006, by and between Forest Laboratories Holdings Limited (“Forest”) and Laboratorios Almirall, S.A. (“Almirall”)

Dear Sirs,

Reference is made to the Agreement.

As agreed, we hereby confirm that, in accordance with regulation in Section 5.1(b) in the Agreement, some specific development activities corresponding to those studies ) of LAS 34273 as expressly agreed by and at the JDC (hereinafter, the “Activities” and the “Studies” respectively), will directly be performed by Forest, subject to the following specific terms and conditions:

1.	The scope of the corresponding “Activities” will be that specifically agreed by and at the JDC.

2.
Any and all “Activities” will be performed by Forest through its Affiliate in the USA, Forest Laboratories, Inc., with principal executive offices at 909 Third Avenue, New York, New York 10022 USA (“ForestLabs”).

3.	The applicable Development Costs of the "Studies" and "Activities" shall be shared as established in the Agreement.

4.
Forest shall ensure that Almirall is granted access to all original reports, data and records containing any such data and information, promptly upon being so requested by Almirall, as per, and in accordance with, Section 5.2(c) in the Agreement.

5.
Forest especially agrees that in the event of termination of the Agreement, for any reason, Forest shall either (i) continue the ongoing “Activities” according to the specific conditions and time schedule agreed by the JDC for their execution (provided that (x) Forest shall not be required to continue such “Activities” beyond a period of [***] from the date notice of termination is provided under the Agreement unless it is not commercially reasonable to complete such activities or to complete a smooth transition of such “Activities” to Almirall within such period and Almirall agrees to assume Forest's costs for such additional period as may reasonably be requested by Almirall to effect such completion or

LABORATORIOS ALMIRALL, S.A.
February 6, 2009

transition and (y) Forest shall not be required to continue “Activities” which entail significant safety issues) or (ii) if Almirall notifies that it has decided (at its sole discretion) to assume by itself or other designated third party(ies) any of such “Activities” then Forest shall promptly assign to Almirall or its designee all title and rights (including contracts) then held by Forest in connection with the corresponding “Activities”.  In addition, Forest shall cooperate to ensure the smooth assumption of the same to Almirall or its designated third party(ies).

6.
Forest and Almirall acknowledge that any information and/or results related to the “Activities” shall be considered as Confidential Information under the Agreement and shall be treated in accordance with Section 12 in the Agreement.

7.
We are also aware that, pursuant to the Complementary Agreement among ForestLabs, Almirall and the corresponding CRO executed contemporaneously herewith, our Affiliate ForestLabs has been designated and authorized by Almirall in order to communicate with and provide instructions to the contract research organization (the “CRO”) contracted or to be contracted by Almirall for the conduct of the abovementioned “Studies” (except for the “Activities” to be conducted by ForestLabs), and we expressly confirm that Forest:

         (i) accepts (to the extent necessary also in the name and on behalf of ForestLabs) such designation as well as the fact that the same may be revoked by decision of the JDC; and

         (ii) shall have no right to claim to Almirall for any liability, damage or cost arising from any action or omission by the CRO taken with respect to instructions furnished by ForestLabs, unless Forest demonstrates that such instruction was previously authorized by Almirall in writing.

8.
The parties further agree that no instructions from either party (including, in the case of Forest, its Affiliate ForestLabs) to the corresponding CRO (whether relating to the “Studies” or the “Activities”) that, together with any increases resulting from prior instructions from such party, would increase the price of the “Studies” or the “Activities” by more than [***] in the aggregate will be binding to the other party, except as agreed by the JDC.

LABORATORIOS ALMIRALL, S.A.
February 6, 2009

This letter constitutes an integral part of the Agreement. All terms in capitals, except when expressly defined herein, shall have the respective meanings given in the Agreement, which remains unmodified and in full force and effect, except to the extent of the specific understandings set forth herein.

Very truly yours,

FOREST LABORATORIES HOLDINGS LIMITED

By:/s/ David F. Solomon
Name: David F. Solomon
Title: Director

Accepted and agreed,

LABORATORIOS ALMIRALL, S.A.

By:/s/ E. Sanchiz – J. Figueras
Name: E. Sanchiz – J. Figueras
Title: Proxies

[Missing Graphic Reference]

February 27, 2009

Forest Laboratories Holdings Limited
Milner House
18 Parliament Street
Hamilton, HM11

Bermuda

Re:           [***]

Dear Sirs:

We refer to the License, Development, Commercialization and Cooperation Agreement (as amended, the "Agreement"), dated April 7, 2006, between Forest Laboratories Holdings Limited ("Forest") and Laboratorios Almirall, S.A. (formerly Almirall Prodesfarma, S.A.) ("Almirall"). We also refer to the letter agreement (the “[***] Letter Agreement"), dated December 18, 2007, between Forest and Almirall relating to the inclusion in the Agreement of [***]. Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to them in the Agreement and the [***] Letter Agreement.

The Parties have recognized that there are several alternative paths to the development of [***] (including for this purpose [***]). This letter is to confirm our mutual agreement that the Parties through the JDC will continue to evaluate several alternative paths for [***] considering in this context the [***]. In the course of such evaluation, the JDC will from time to time make recommendations to the Parties with respect to the development of [***]. The decision to proceed with the Development and commercialization in the Territory of any [***] shall require the mutual agreement of the Parties.

The parties agree that the terms of the [***] Letter Agreement shall apply to any [***] that becomes included in the Agreement pursuant to this letter agreement and that Forest will pay milestone payments to Almirall (the “[***] Milestone Payments") for any such [***] in accordance with Schedule A of the [***] Letter Agreement. For the sake of clarity, the parties agree that each [***] Milestone Payment shall be payable only once (as set forth in Schedule A of the [***] Letter Agreement), upon the first occurrence of the corresponding milestone event (i.e., even if the corresponding milestone event occurs with respect to more than one [***]). The parties acknowledge that the first milestone set forth in Schedule A to the [***] Letter Agreement has already been paid in connection with the development of an [***] and will therefore not be payable again in connection with the development of any other [***].

The provisions of this letter agreement shall not be deemed to modify or amend the Parties' obligations with respect to the Combination Product. In addition, the milestone payments payable by Forest to Almirall for the Combination Product are set forth in Section 3.1.1.II of the Agreement and are not amended by the terms hereof.

The Agreement and the [***] Letter Agreement remain unmodified and in full force and effect, except to the extent of the specific understandings set forth herein.

Please confirm your acknowledgement of the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Very truly yours,

Laboratorios Almirall, S.A.
/s/ E. Sanchiz - J. Fiqueras
Proxies

Agreed and Accepted:

Forest Laboratories Holdings Limited

By: /s/ David F. Solomon
Name:  David F. Solomon
Title:  Director

[Missing Graphic Reference]

December 1, 2009

Forest Laboratories Holdings Limited
Milner House
18 Parliament Street
Hamilton, HM 11
Bermuda

Re:           Development Plan of LAS 34273

Dear Sirs:

We refer to the License, Development, Commercialization and Cooperation Agreement (as amended, the "Agreement"), dated April 7, 2006, between Forest Laboratories Holdings Limited ("Forest") and Almirall, S.A. (formerly Almirall Prodesfarma, S.A.) ("Almirall"). Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to them in the Agreement.

In consideration of your desire to amend and expand the current Development Plan on LAS 34273 in order to accelerate the expected US launch by [***], we confirm that Almirall is ready to assume its proportional part of the cost corresponding to [***] of the budget for Development Costs related to the acceleration of the clinical studies coded [***] ("Studies"), under the following modified conditions:

(i)
Payments to be made by Almirall to Forest and the corresponding invoices (including, for this purpose, invoices corresponding to current, planned or previously incurred Development Costs associated with the acceleration) issued by Forest, together with such portion of the Development Costs for the Studies directly borne by Almirall in the same period, shall not exceed in any event, in aggregate, a total of [***].

(ii)
Any potential difference between the total amounts paid and/or borne by Almirall during such mentioned period [***] and the amount corresponding to the percentage to be paid by Almirall according to what is established in the Agreement with respect to the acceleration activities ([***] of the Development Costs associated with the acceleration of the Studies, which costs are currently budgeted to be [***]), shall be only paid by Almirall through an authorized deduction from the amount corresponding to the payment to be made by Forest as Final Approval milestone (Section 3.1.1 in the Agreement). Almirall hereby authorizes such deduction determined in accordance with the terms of this Letter Agreement.

(iii)
Both parties agree that Section 3.3(c) of the Agreement (interest on late payments) shall be applicable and interest shall accrue on payments by Almirall which are deferred as established in this Letter Agreement for the period running from the date when such payments should have been made by Almirall (if not deferred) until payment by Almirall or deduction by Forest according to the schedule and level of payments established in points (i) and (ii) above. Interest shall also apply and be payable to Almirall, under the same regulation, on such payments which are anticipated by Almirall, if any (i.e., paid by Almirall in advance of when such Development Costs would otherwise have been payable by Almirall to Forest pursuant to the terms of the Agreement).

The Agreement remains unmodified and in full force and effect, except to the extent of the specific understandings set forth herein.

Please confirm your acknowledgement of the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Very truly yours.

Almirall, S.A.

/s/ E. Sanchiz  -  J. Figueras
Proxies
Agreed and Accepted:

Forest Laboratories Holdings Limited

By:/s/ David F. Solomon
Name: David F. Solomon
Title: Assistant Secretary

FOREST LABORATORIES HOLDINGS LIMITED
Cumberland House
9th Floor
1 Victoria Street
Hamilton HM11
Bermuda

August 9, 2012

Almirall, S.A.
Ronda General Mitre 151
08022 Barcelona, Spain,

Dear Sirs,

We refer to that certain License, Development, Commercialization and Cooperation Agreement (the “License Agreement”), dated April 7, 2006, by and between Forest Laboratories Holdings Limited (“Forest”) and Almirall, S.A., formerly known as Almirall Prodesfarma, S.A., (“Almirall”).  Almirall and Forest shall be referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms that are used but not defined herein shall have the meaning assigned to such terms in the License Agreement.

We also refer to that certain Co-Promotion Agreement (the “Co-Promotion Agreement”), dated August 9, 2012, by and between Forest Laboratories Canada Inc. (“Forest Canada”) and Almirall, whereby Almirall granted Forest Canada the right to co-promote certain Products (as defined in the Co-Promotion Agreement) in Canada.

Following the execution by the Parties of  the Co-Promotion Agreement, the Parties hereby acknowledge and agree that the License Agreement shall hereby be amended by deleting Section 2.1(c) thereof and, therefore, all of the corresponding references to the Canadian Rights and the related first right of negotiation shall be deleted and have no further effect.  The Parties hereby acknowledge that neither Almirall nor Forest Canada shall have the right to assign their respective rights or delegate their respective obligations with respect to Canada except to the extent permitted under the Co-Promotion Agreement.

This letter constitutes an integral part of the License Agreement. It is understood that the terms and conditions of the License Agreement shall remain in full force and effect except where directly and expressly modified by this letter.  In the event of any conflict between this letter and the provisions of the License Agreement relating to the agreements of the Parties hereunder, the Parties acknowledge and agree that the provisions of this letter shall control.

Sections 15.3 (Independent Status of the Parties), 15.5 (Waiver), 15.9 (Notices), 15.10 (Severability), 15.11 (Third Party Beneficiaries), 15.12 (Limitation of Damages), 15.15 (Arbitration), 15.16 (Governing Law) and 15.17 (Counterparts) of the License Agreement are hereby incorporated by reference herein, mutatis mutandis, as though expressly set forth herein.

Very truly yours,

FOREST LABORATORIES HOLDINGS LIMITED

By:/s/ David F. Solomon
Name: David F. Solomon
Title: Assistant Secretary
Received and accepted,
ALMIRALL, S.A.

By:/s/ D. Martinez  -  M. Diz.
                                                                                                                                Name: D. Martinez -  M. Diz
                                                                                                                                Title: Proxies

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.